UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☐                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

FARMERS & MERCHANTS BANCORP
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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March 19, 2012

Dear Fellow Shareholders:

I am pleased to invite you to attend the Annual Meeting of Shareholders of Farmers & Merchants Bancorp, Inc. The meeting will be held at Founders Hall, located at Sauder Village, State Route 2, Archbold, Ohio 43502 on Thursday, April 19, 2012 at 7:00 P.M. (local time). The sit down dinner will start at 6:00 P.M.

The Board is requesting shareholder approval of one item in addition to the election of directors. The Board is recommending the adoption of the non-binding advisory proposal on the appointment of Plante & Moran, PLLC the Company’s independent registered public accounting firm as noted in Proposal Two.

Your vote is important no matter how many shares you own. I encourage you to read the proxy statement carefully and then to vote your shares. If you choose not to attend the Annual Meeting of Shareholders, you may vote by mail by signing, dating and returning the proxy card in the accompanying envelope. If you hold shares of Farmers & Merchants Bancorp, Inc. common stock directly in your name, you may also vote over the internet or by telephone. Internet and telephone voting instructions are printed on the proxy card sent to you.

If you do attend the meeting and desire to vote in person, you may do so even though you have previously submitted your proxy. In that case, your vote at the meeting would supersede your proxy.

We look forward to seeing you at the meeting.

Sincerely,

Farmers & Merchants Bancorp, Inc.

Paul S. Siebenmorgen, President and CEO

P.O. Box 216            307 North Defiance St.,            Archbold, Ohio 43502            Phone (419) 446-2501

FARMERS & MERCHANTS BANCORP, INC.

307 North Defiance St.

Archbold, Ohio 43502-0216

(419) 446-2501

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

April 19, 2012

To Our Shareholders:

Notice Is Hereby Given that the Annual Meeting of Shareholders of Farmers & Merchants Bancorp, Inc., an Ohio corporation (the “Corporation”), will be held at Founders Hall, located at Sauder Village, State Route 2, Archbold, Ohio 43502 on Thursday, April 19, 2012 at 7:00 P.M. (local time), for the following purposes:

1.	Election of Directors – To elect the following thirteen (13) nominees to the Board of Directors to serve until the Annual Meeting of Shareholders in 2013:

Dexter L. Benecke	Steven J. Planson	Merle J. Short
Eugene N. Burkholder	Anthony J. Rupp	Paul S. Siebenmorgen
Steven A. Everhart	David P. Rupp, Jr.	Steven J. Wyse
Jack C. Johnson	James C. Saneholtz
Marcia S. Latta	Kevin J. Sauder

2.	An advisory vote on the appointment of the independent registered public accounting firm, Plante & Moran, PLLC.

3.	Other Business – To transact any other business which may properly come before the meeting or any adjournment of it.

The Board of Directors has fixed the close of business on March 7, 2012 as the record date for determination of shareholders who are entitled to notice of and to vote at the meeting.

By Order of the Board of Directors

Lydia A. Huber, Secretary

Archbold, Ohio March 19, 2012

If the enclosed proxy statement and annual report are being delivered to two or more security holders who share the same address, and the security holders sharing the same address each desires to receive a proxy statement and annual report, or if there is more than one copy of the proxy statement and annual report being delivered to security holders who share the same address, and it is preferred to receive a single copy of such proxy statement and annual report, please notify Ms. Lydia A. Huber, Secretary of Farmers & Merchants Bancorp, Inc. This request should be in writing addressed to Ms. Huber at Farmers & Merchants Bancorp, Inc., 307 North Defiance St., Archbold, Ohio 43502-0216. If you have questions, please contact Ms. Huber by telephone at 419-446-2501.

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

The proxy statement and annual report to security holders are available at:

http://www.fm-bank.com/proxy(5755)fm2011/fm_info.cfm

The following items are available at the specified web site:

•	The proxy statement being issued in connection with the 2012 Annual Meeting of Shareholders;

•	The Company’s 2011 Annual Report to Shareholders;

•	The form of proxy for use in connection with the 2012 Annual Meeting of Shareholders; and

•	The Company’s 2011 10-K Report.

Your vote is important. Even if you plan to attend the meeting, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope or follow the voting instructions for internet or telephone voting enclosed if you are a shareholder of record.

New York Stock Exchange and SEC rules govern how shares held in brokerage accounts may be discretionarily voted by brokers in director elections and other matters. If YOU do not direct your broker on how to vote your shares on proposals one through two, your brokerage firm may not vote them for you, and your shares will remain un-voted.

Therefore, if you hold shares in one or more brokerage accounts, it is very important that you direct your broker on how to vote your shares for all proposals including the election of directors.

A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible shareholders the opportunity to vote via the internet or by telephone. Voting forms will provide instructions for shareholders whose bank or brokerage firm is participating in ADP’s program.

You have the right to revoke your proxy and vote in person at the meeting if you so choose. Please contact Ms. Lydia A. Huber, Secretary of the Corporation at (419) 446-2501, if you would like information on how to obtain directions to be able to attend the meeting and vote in person or if you have any additional questions.

The Proxy Statement, proxy card and Farmers & Merchants Bancorp, Inc. 2011 Annual Report will be mailed to shareholders commencing on or about March 19, 2012.

FARMERS & MERCHANTS BANCORP, INC.

Proxy Statement

for

Annual Meeting of Shareholders

April 19, 2012

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Farmers & Merchants Bancorp, Inc., an Ohio corporation (“Corporation”), to be used at the Annual Meeting of Shareholders of the Corporation, to be held at Founders Hall, located at Sauder Village, State Route 2, Archbold, Ohio 43502 on Thursday, April 19, 2012 at 7:00 P.M. (local time), and at any adjournments thereof, pursuant to the accompanying Notice of Meeting.

General Information about the Meeting and Voting Securities and Procedures

Who may vote at the meeting?

The Board of Directors has fixed the close of business on March 7, 2012 as the record date for the determination of shareholders who are entitled to notice of and to vote at the meeting. Subject to your right to vote cumulatively in the election of directors, if properly implemented, you are entitled to one vote for each share of common stock you held on the record date, including shares:

•	held directly in your name; and

•	held for you in an account with a broker, bank or other nominee (shares held in “street name”).

How many shares must be present to hold the meeting?

The Corporation’s Code of Regulations generally provides that shareholders present in person or by proxy at any meeting shall constitute a quorum for purposes of holding the meeting and conducting business. On the record date there were 4,686,622 shares of the Corporation’s common stock, without par value (“Common Stock”) outstanding, with an additional 29,715 shares subject to restricted stock grants, the holders of which shares are entitled to vote such shares. Each of the holders of the outstanding shares and restricted stock grants totaling 4,716,337 shares are entitled to one vote per share, subject to the right to vote cumulatively in the election of directors, if properly implemented. Your shares are counted as present at the meeting if you:

•	are present and vote in person at the meeting; or

•	have properly submitted a proxy card or have voted electronically or by telephone prior to the meeting.

Abstentions are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting.

What proposals will be voted on at the meeting?

There are two proposals scheduled to be voted on at the meeting which includes the election of directors of the Corporation.

Who is requesting my vote?

The solicitation of proxies on the enclosed form is made on behalf of the Board of Directors of the Corporation and will be conducted primarily through the mail. Please mail your completed proxy in the envelope included with these proxy materials. In addition to the use of the mail, members of the Board of Directors and certain officers and employees of the Corporation or its subsidiary may solicit the return of proxies by telephone, facsimile, and other electronic media or through personal contact. The directors, officers and employees that participate in such solicitation will not receive additional compensation for such efforts, but will be reimbursed for out-of-pocket expenses. The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Meeting and the enclosed proxy will be borne by the Corporation.

How many votes are required to approve each proposal?

Directors will be elected by a plurality of the votes cast at the Annual Meeting. This means that the 13 nominees who receive the largest number of “FOR” votes cast will be elected as directors. Many of the Corporation’s shareholders hold their shares in “street name” – in the name of a brokerage firm. If you hold your shares in “street name,” please note that your brokerage firm can no longer vote them for you; your shares will remain un-voted under changes to NYSE Rule 452. The Board of Directors urges you to read the statement carefully and then vote your shares for the Annual Meeting.

The laws of Ohio, under which the Corporation is incorporated, and the Corporation’s Articles of Incorporation provide if notice in writing is given by any shareholder to the President, Vice President or the Secretary of the Corporation not less than 48 hours before the time fixed for holding a meeting of shareholders for the purpose of electing directors, that he desires that the voting at that election shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as he possesses in voting for directors. Cumulative voting rights allow shareholders to vote the number of shares owned by them times the number of directors to be elected and to cast such votes for one nominee or to allocate such votes among nominees as they deem appropriate. Shareholders will not be entitled to exercise cumulative voting unless at least one shareholder properly notifies the Corporation of their desire to implement cumulative voting at the Annual Meeting. The Corporation is soliciting the discretionary authority to cumulate votes represented by proxy, if such cumulative voting rights are exercised.

How are shares voted?

A shareholder may:

•	Approve each proxy matter

•	Disapprove each proxy matter

•	Abstain from voting on each proxy matter

•	Vote for all of the nominees for director

•	Withhold votes on all of the nominees for director

•	Withhold votes for one or more nominees

If the accompanying proxy is properly signed and returned and is not withdrawn or revoked, the shares represented thereby will be voted in accordance with the specifications thereon. If the manner of voting such shares is not indicated on the Proxy, the shares will be voted FOR the election of the nominees for directors named herein, and FOR the approval of the Company’s independent registered public accounting firm. Your shares will also be voted in the discretion of the proxy committee for any other business that properly comes before the meeting.

If your shares are held by a broker, your broker is not permitted to vote on your behalf for any proposal. For your vote to be counted in the election of directors, and the approval of the Company’s independent auditors you must communicate your voting decisions to your bank, broker or other holder of record before the date of the Annual Meeting.

How does the Board recommend that I vote?

The Board of Directors recommends that you vote “FOR” all of the director nominees listed in Proposal 1 and “FOR” Proposal 2. In the absence of instruction, the proxy will be voted “FOR” the election of the management director nominees listed in the Proxy Statement, and “FOR” Proposal 2, and in the discretion of the proxy committee for any other business that properly comes before the meeting.

How do I vote my shares without attending the meeting?

Whether you hold shares directly or in “street name”, you may direct your vote without attending the Annual Meeting. If you are a shareholder of record, you may vote by granting a proxy as follows:

•

By Mail – You may vote by mail by signing and dating your proxy card and mailing it in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example as guardian, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

•	By Phone – You may vote by phone by calling 1-866-627-2449 and following the instructions given.

•

By Internet – You may vote by internet by going to the following web site, following the instructions given and entering the requested information on your computer screen: http://www.rtcoproxy.com/fmao.

Your vote by phone or internet is valid as authorized by the Ohio General Corporation Law.

For shares held in “street name”, you should follow the voting instructions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in some cases, submit voting instructions by telephone or the internet. If you provide specific voting instructions by mail, telephone, or internet, your broker or nominee will vote your shares as you have directed. Under NYSE Rule 452, brokers will no longer be allowed to vote uninstructed shares.

How do I vote my shares in person at the meeting?

Even if you plan to attend the meeting, we encourage you to vote by mail, phone or internet so your vote will be counted if you later decide not to attend the meeting.

If you choose to vote at the Annual Meeting:

•	If you are a shareholder of record, to vote your shares at the meeting you should bring the enclosed proxy card and proof of identity.

•	If you hold your shares in “street name”, you must obtain a proxy in your name from your bank, broker or other holder of record in order to vote at the meeting.

Bring the proxy (for record holders) or proof of beneficial ownership (for “street name” holders) such as a recent brokerage statement or a letter from your bank or broker, and proof of identity to the meeting.

What does it mean if I receive more than one proxy?

It likely means you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy.

May I change my vote?

Yes. The proxy may be revoked at any time before it is voted by written notice to the Corporation prior to the start of the meeting, and any shareholder attending the meeting may vote in person whether or not he has previously submitted a proxy.

When will the proxy and annual report be mailed to shareholders?

This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders and Proxy are being mailed to the Corporation’s shareholders on or about March 19, 2012.

How may I view the proxy and annual report electronically?

You may access the reports by going to our website if you are a shareholder of record date, March 7, 2012 at the following address:

http://www.fm-bank.com/proxy(5755)fm2011/fm info.cfm

How Many Shares are Owned by Directors and Executive Officers?

All directors and executive officers of the Corporation as a group (comprised of 18 individuals), beneficially held 341,837 shares of the Corporation’s common stock as of January 23, 2012, representing 7.29% of the outstanding common stock of the Corporation.

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PROPOSAL ONE

Election of Directors and Information Concerning Directors and Officers

The Code of Regulations of Farmers & Merchants Bancorp, Inc. provides that the number of directors to be elected at the Shareholder Meeting will be determined by the vote of the shareholders, but shall not be less than nine or greater than twenty. Currently, the number of directors is set at thirteen. Set forth below, as of the record date, is information concerning the nominees for the election to the Board of Directors. The following persons have been nominated as directors by the Board of Directors upon the recommendation of the Corporation’s Corporate Governance and Nominating Committee to serve until the Annual Meeting of shareholders in 2013:

Name	Age	Principal Occupation or Employment for Past Five Years	Year First Became Director

Dexter L. Benecke	69	President, Freedom Ridge, Inc.	1999

Eugene N. Burkholder(1)	59	President, Falor Farm Center, Inc.	2012

Steven A. Everhart	57	Self Employed	2003

Jack C. Johnson	59	President, Hawk’s Clothing, Inc.	1991

Marcia S. Latta	50	Vice President for Advancement, DePauw University	2009

Steven J. Planson	52	President, Planson Farms, Inc.	2008

Anthony J. Rupp(2)	62	President, Rupp Furniture Co.	2000

David P. Rupp, Jr.(2)(3)	70	Attorney	2001

James C. Saneholtz	65	President, Saneholtz-McKarns, Inc.	1995

Kevin J. Sauder	51	President, Chief Executive Officer, Sauder Woodworking Co.	2004

Merle J. Short	71	Retired Farmer	1987

Paul S. Siebenmorgen	62	President and CEO of the Corporation and The Farmers & Merchants State Bank	2005

Steven J. Wyse	67	Private Investor	1991

(1)	Mr. Burkholder was appointed to the Board of Directors of the Company and The Farmers & Merchants State Bank effective March 9, 2012.
(2)	Anthony J. Rupp and David P. Rupp Jr., both of whom are being nominated to the Board of Directors, are brothers.
(2)(3)

David P. Rupp Jr. is an attorney with membership in the law firm of Plassman, Rupp, Hagans & Newton of Archbold, Ohio. The law firm has been retained by the Corporation, and its subsidiaries, during the past twenty-five years and is to be retained currently.

Other than the relationship between Mr. Anthony J. Rupp and David P. Rupp, Jr. noted above, there are no family relationships among any of the directors, nominees for election as directors and executive officers of the Corporation.

While it is contemplated that all nominees will stand for election, and the nominees have confirmed this with the Corporation, if one or more of the nominees at the time of the Annual Meeting should be unavailable or unable to serve as a candidate for election as a director of the Corporation, the proxies reserve full discretion to vote the common shares represented by the proxies for the election of the remaining nominees and any substitute nominee(s) designated by the Board of Directors. The Board of Directors knows of no reason why any of the above-mentioned persons will be unavailable or unable to serve if elected to the Board. Under Ohio law and the Corporation’s Code of Regulations, the thirteen nominees receiving the greatest number of votes will be elected as directors. The attached form of proxy grants to the persons listed in such proxy the right to vote shares cumulatively in the election of directors if a shareholder properly implements cumulative voting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS TO SHAREHOLDERS THE ELECTION OF THE ABOVE-LISTED PERSONS AS DIRECTORS FOR THE CORPORATION.

The following table sets forth certain information with respect to the executive officers of the Corporation and the Bank:

Name	Age	Officer Since	Positions and Offices Held With Corporation and the Bank & Principal Occupation Held Past Five Years

Paul S. Siebenmorgen	62	2004	President and CEO (“PEO”)(1), was the Senior Executive Vice President and Chief Lending Officer until February 2005, was hired as Senior Executive Vice President and Chief Lending Officer in June 2004

Barbara J. Britenriker	50	1992	Executive Vice President and Chief Financial Officer (“PFO”)(1), was Senior Vice President until September 2004, was Vice President until April 2002

Todd A. Graham	61	2008	Executive Vice President & Chief Lending Officer

Edward A. Leininger	55	1981	Executive Vice President and Chief Operating Officer, was EVP-Senior Commercial Loan Officer until July 2004

Rex D. Rice	53	1984	Executive Vice President and Senior Commercial Banking Director, was EVP-Senior Commercial Lender until April 2007, was EVP-Senior Commercial Loan Officer until April 2005

(1)	The designation PEO means principal executive officer and PFO means principal financial officer under the rules of the SEC.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the number of shares of common stock beneficially owned at March 7, 2012 by each director and nominee, and all directors and executive officers as a group. As of the date of this Proxy Statement, management is not aware of any person who beneficially owns more than five percent of the Corporation’s common stock.

Beneficial Ownership of Nominees for Director and Named Executive Officers	Amount of Shares of Common Stock Beneficially Owned		Percent of Total

Directors:

Dexter L. Benecke	8,298	(1)	0.18%
Eugene N. Burkholder	240		0.01%
Steven A. Everhart	5,877		0.13%
Robert G. Frey	73,759	(2)	1.57%
Jack C. Johnson	1,465		0.03%
Marcia S. Latta	1,299		0.03%
Steven J. Planson	4,139	(3)	0.09%
Anthony J. Rupp	13,878	(4)	0.30%
David P. Rupp, Jr.	33,700	(5)	0.72%
James C. Saneholtz	2,100		0.04%
Kevin J. Sauder	4,423	(6)	0.09%
Merle J. Short	28,258	(7)	0.60%
Paul S. Siebenmorgen	20,284	(8)	0.43%
Steven J. Wyse	110,188	(9)	2.35%

Executive Officers (other than Mr. Siebenmorgen who is noted above):

Barbara J. Britenriker	4,357	(10)	0.09%
Todd A. Graham	1,364	(11)	0.03%
Edward A. Leininger	27,135	(12)	0.58%
Rex D. Rice	4,771	(13)	0.10%
Directors and Executive Officers as a Group (18 persons)	341,837		7.29%

(1)

Includes 2,126 shares held in a trust, of which Mr. Benecke is one of the trustees, 662 shares of common stock owned jointly with Mr. Benecke’s spouse and 1,574 shares of common stock owned by his Spouse in trust. (Includes 3,936 of his individual trust)

(2)

Includes 600 shares of common stock owned individually by Mr. Frey’s spouse, and 34,857 shares held in a trust, of which Mr. Frey is one of the trustees. Mr. Frey retired from the Company’s Board of Directors on March 9, 2012.

(3)	Includes 1,311 shares of common stock owned jointly with Mr. Planson’s spouse.
(4)	Includes 6,839 shares of common stock owned individually by Mr. Rupp’s spouse.
(5)

Includes 3,700 shares owned by a church of which Mr. Rupp serves on the endowment committee (of which Mr. Rupp disclaims beneficial ownership and which shares are also included as shares owned by Mr. Siebenmorgen).

(6)	Includes 2,211 shares of common stock owned individually by Mr. Sauder’s spouse.
(7)	Includes 24,258 shares of common stock owned jointly with Mr. Short’s spouse, and 4,000 shares of common stock held in a trust of which Mr. Short is one of the trustees.
(8)

Includes 4,409 shares of common stock owned jointly by Mr. Siebenmorgen with his spouse, 3,700 shares owned by a church of which Mr. Siebenmorgen serves on the endowment committee (of which Mr. Siebenmorgen disclaims beneficial ownership and which shares are also included as shares owned by David Rupp), and 3,000 shares representing restricted stock awards issued pursuant to the Corporation’s Long Term Incentive Plan, 1,000 shares which will vest on 8/21/12, 1,000 shares which will vest on 8/20/13, and 1,000 shares which will vest on 8/19/2014.

(9)	Includes 54,952 shares of common stock owned individually by Mr. Wyse’s spouse and 1,588 shares owned in trusts of which Mr. Wyse is co-trustee.
(10)

Includes 2,782 shares of common stock owned jointly with Ms. Britenriker’s spouse and 1,575 shares representing restricted stock awards issued pursuant to the Corporation’s Long Term Incentive Plan, 500 shares which will vest on 8/21/12, 550 shares which will vest on 8/20/13, and 525 shares which will vest on 8/19/2014.

(Footnotes regarding this table are continued on the following page)

(11)

Includes 204 shares of common stock owned jointly with Mr. Graham’s spouse and 1,160 shares representing restricted stock awards pursuant to the Corporation’s Long Term Incentive Plan, 500 shares which will vest on 8/21/12 and 250 shares which will vest 8/20/13, and 410 shares which will vest on 8/19/2014.

(12)

Includes 6,120 shares of common stock owned jointly with Mr. Leininger’s spouse, 19,440 shares for which he has Power of Attorney, and 1,575 shares representing restricted stock awards issued pursuant to the Corporation’s Long Term Incentive Plan, 500 shares which will vest on 8/21/12, 550 shares which will vest on 8/20/13, and 525 shares which will vest on 8/19/2014.

(13)

Includes 3,611 shares of common stock owned jointly with Mr. Rice’s spouse and 1,160 shares representing restricted stock awards issued pursuant to the Corporation’s Long Term Incentive Plan, 500 shares which will vest on 8/21/12, 250 shares which will vest on 8/20/13, and 410 shares which will vest on 8/19/2014.

Committees of the Board of Directors

The following table summarizes the membership of the Board of Directors as of December 31, 2011 and each of its committees, and the number of times each met during 2011.

	Board	Audit Committee	Compensation Committee	Corporate Governance And Nominating Committee
Dexter L. Benecke	Member	Member	Member
Eugene N. Burkholder (1)	Member
Steven A. Everhart	Member	Member	Member
Robert G. Frey(2)	Member			Member
Jack C. Johnson	Member		Member
Marcia S. Latta	Member			Member
Steven J. Planson	Member
Anthony J. Rupp	Member			Member
David P. Rupp Jr.	Member		Member
James C. Saneholtz	Member	Member
Kevin J. Sauder	Member		Member
Merle J. Short	Member	Member		Member
Paul S. Siebenmorgen	Member
Steven J. Wyse	Member		Member	Member

Number of Meetings In 2011	8	7	4	2

(1)

Mr. Burkholder became a member of the Board of Directors effective March 9, 2012. He will be appointed to committees of the Board at the organizational meeting of the Company following the annual meeting of shareholders.

(2)	Mr. Frey’s retirement from the Company became effective on March 9, 2012. Mr. Frey was a Board Member with the Company from September 18, 1987 – March 9, 2012.

The directors of Farmers & Merchants Bancorp, Inc. are also the directors of The Farmers & Merchants State Bank. The Corporation’s Board of Directors met 8 times during 2011 whereas the Board of Directors of the Bank met 12 times in 2011.

During 2011, each director attended 75% or more of the total meetings of the Board and the committees on which they served (held during the period that each served as a director) of the Corporation and Farmers & Merchants State Bank, the primary operating subsidiary of the Corporation.

The Compensation Committee is responsible for establishing salary levels and benefits for its executive officers. In determining the compensation of the executive officers of the Corporation’s subsidiary, the subsidiary has sought to create a compensation program that relates compensation to financial performance, recognizes individual contributions and achievements, and attracts and retains outstanding executive officers.

The Corporation has a Corporate Governance and Nominating Committee which is responsible for any recommendations to the full Board of Directors of proposed Amendments to the Corporation’s Articles of Incorporation.

The Corporation also has an Audit Committee established in accordance with 15 U.S.C. 78c (a) (58) (A). The function of the Audit Committee is to review the adequacy of the Corporation’s system of internal controls, to investigate the scope and adequacy of the work of the Corporation’s independent public accountants and to recommend to the Board of Directors a firm of accountants to serve as the Corporation’s independent public accountants.

Corporate Governance

Starting in 2003, the Corporation reviewed its corporate governance policies as a matter of good business practices and in light of the passage of the Sarbanes-Oxley Act of 2002 (“Sarbanes Oxley”) and regulations promulgated by the Securities and Exchange Commission (“SEC”) and listing standards adopted by NASDAQ. While the corporate governance requirements set forth in the NASDAQ listing standards are not applicable to the Corporation because it is not listed on NASDAQ, the Corporation decided to implement most of those corporate governance policies to encourage appropriate conduct among the members of its Board of Directors, officers and employees and to assure that the Corporation operates in an efficient and ethical manner.

In consideration of the size, complexity, and nature of the Corporation’s business, the Board of Directors and Corporate Governance and Nominating Committee have chosen to establish separate positions for the President and the Board Chairman in order to maintain a separation of power and duties to further strengthen the governance structure. The Board Chairman is a non-employee, outside director who is not directly involved with the daily operations of the Corporation. Thus, the Board Chairman is able to focus attention on corporate structure and future direction. The Board Chairman serves as the leader of the Board of Directors, presiding over full board meetings and ensuring full accountability for the shareholders’ interests. Effectively monitoring the decisions and actions of management is one of the primary roles of the Board of Directors. The President is a bank insider providing management and leadership for ongoing operations of the Corporation who is also accountable to the Board of Directors. Succession plans exist for the Board Chairman and President, as well as Vice-Chairman of the Board.

Committee Charters and Board Independence

The Board of Directors has adopted charters for the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. The members of each of these three committees are currently, and under the terms of the respective charters, will continue to be “independent” pursuant to standards adopted by NASDAQ. Further, the Board of Directors has determined that under the NASDAQ “independence” standards, a majority of the members of the Board of Directors are currently independent. In reviewing the independence of members, the Board of Directors took into account the transactions disclosed under the caption Director Independence and Related Party Transactions appearing in this proxy. In making this determination, the Board has concluded that a majority of the members of the Board have no relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Copies of the charters for each of these committees are available on the Bank’s website (www.fm-bank.com), and are available upon request from the Corporation. Shareholders desiring a paper copy of one or all of the charters should address written requests to Ms. Lydia A. Huber, Secretary of Farmers & Merchants Bancorp, Inc., 307 North Defiance Street, Archbold, Ohio 43502.

Code of Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics (the “Code”). The Code applies to all officers, directors and employees of the Corporation and the Bank. The administration of the Code has been delegated to the Audit Committee of the Board of Directors, a committee comprised entirely of “independent directors.” The Code addresses topics such as compliance with laws and regulations, honest and ethical conduct, conflicts of interest, confidentiality and protection of Corporation assets, fair dealing and accurate and timely periodic reports, and also provides for enforcement mechanisms. The

Board and management of the Corporation intend to continue to monitor not only the developing legal requirements in this area, but also the best practices of comparable companies, to assure that the Corporation maintains sound corporate governance practices in the future.

A copy of the Corporation’s Code is available on the website of the Bank (www.fm-bank.com). In addition, a copy of the Code is available to any shareholder free of charge upon request. Shareholders desiring a copy of the Code should address written requests to Ms. Lydia A. Huber, Secretary of Farmers & Merchants Bancorp, Inc., 307 North Defiance Street, Archbold, Ohio 43502, and are asked to mark Code of Business Conduct and Ethics on the outside of the envelope containing the request.

Nominations for Members of the Board of Directors

As noted above under “Corporate Governance”, the Corporation established a Corporate Governance and Nominating Committee. The current members of the committee all are “independent directors” (as defined by NASDAQ). The Corporate Governance and Nominating Committee has developed a policy regarding the consideration of nominations for directors by shareholders. The policy is posted on the Bank’s website for review by shareholders. As outlined in its policy, the Corporate Governance and Nominating Committee will consider nominations from shareholders, although it does not actively solicit such nominations. Proposed nominations should be addressed to Chairman of the Corporate Governance and Nominating Committee of Farmers & Merchants Bancorp, Inc., 307 North Defiance Street, Archbold, Ohio 43502. Such nominations must include a description of the specific qualifications the candidate possesses and a discussion as to the effect on the composition and effectiveness of the Board. The identification and evaluation of all candidates for nominee to the Board of Directors are undertaken on an ad hoc basis within the context of the Corporation’s strategic initiatives at the time a vacancy occurs on the Board. In evaluating candidates, the committee considers a variety of factors, including the candidate’s integrity, independence, qualifications, skills, experience (including experiences in finance and banking), familiarity with accounting rules and practices, and compatibility with existing members of the Board. Other than the foregoing, there are no stated minimum criteria for nominees, although the committee may consider such other factors as it may deem at the time to be in the best interest of the Corporation and its shareholders, which factors may change from time to time.

To maintain a diverse mix of individuals, primary consideration is given to the depth and breadth of their business and civic experience in leadership positions, as well as their ties to the Farmers & Merchants Bancorp, Inc.’s markets. The Board of Directors completed a performance re-evaluation and determined all current directors were eligible for nomination in the ensuing year. Consideration was also given to anticipated retirement dates and other events that might affect a director’s continued service.

As currently comprised, the Board of Directors is a diverse group of individuals who are drawn from various market sectors and industry groups with a presence in the Farmers & Merchants Bancorp, Inc.’s markets. Board members are individuals with knowledge and experience who serve and represent the corporation’s geographic footprint throughout the counties and communities served, as well as the broader region. Current board representation provides a background in agriculture, construction, finance, manufacturing, retail, commercial, and education. The expertise of these individuals covers accounting and financial reporting, corporate management and leadership, strategic planning, business acquisitions, marketing, human resources and employee relations, retail sales, small business operations, and family farm operations. In addition, gender and generational attributes further broaden the diversity of the full Board of Directors. What follows is a brief description of the particular experience and qualifications of each member of the Corporation’s Board of Directors.

Dexter L. Benecke

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Mr. Benecke is a business entrepreneur who has owned and operated several different companies, which were involved in various types of manufacturing lines; provided a truck brokerage and dump truck service; and managed commercial real estate. His ownership and management experience provide an entrepreneurial perspective regarding small business management, manufacturing operations, and human resource management. He offers knowledge and insight regarding the evaluation of manufacturing operations and business relationships; accounting practices; business finances; and business development. Mr. Benecke is Chairman of the Loan Review Committee and a member of the Audit Committee, the Executive Committee, and the Compensation Committee.

Prior to joining the Farmers & Merchants Bancorp, Inc. Board of Directors, Mr. Benecke served on the F&M Archbold Advisory Board. A life-time resident of Henry County, Ohio, Mr. Benecke graduated from Ridgeville Corners High School, Ridgeville Corners, Ohio, and received a degree in business administration from International Business College. He is actively involved in the local community currently serving as Chief of the Ridgeville Township Fire Department and treasurer of the Henry County Fire Training Commission, as well as serving on the Henry County Community Improvement Corporation of Henry County, Ohio Tax Incentive Review Council. Mr. Benecke is a member of the Henry County First Investigators Association and the Henry County Local Emergency Planning Committee. He formerly served as the Secretary/Treasurer of the Henry County Fire Chiefs Association, a former member of the Ohio Contractors Association, and a past member of the Henry County Hospital Fundraising Committee.

Eugene N. Burkholder

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Mr. Burkholder owns and manages a large, independent agricultural retail fertilizer, chemical and seed company along with being a part owner and member of Black Swamp Equipment LLC, Burkholder Farms, LLC, and owner of JRBC Properties, LLC. He is also a cash grain farmer. Through his business relationships, he is knowledgeable of the markets covering Fulton, Defiance, Lucas, Henry, Wood and Lenawee counties where our potential customer base is growing and expanding. With a large portfolio tied to agriculture, his knowledge and expertise of the agricultural community strengthens our dealings. His induction into the Fulton County Agricultural Hall of Fame in 2011 attests to the depth of his agricultural involvement. He is a current member of the Fulton County Historical Society and Ohio Agricultural Business Association.

With his involvement in multiple companies, he also brings an understanding of the concerns and operations of small business. He is a current member of NFIB (National Federation of Independent Businesses) and the Ohio Chamber of Commerce. He also serves on Pike-Delta-York School’s Financial Advisory Board.

Mr. Burkholder is familiar with the workings of the F&M as he previously served on the Delta Advisory Board. Mr. Burkholder graduated from Ohio State University with a Bachelor of Science in Agronomy specializing in soil fertility. A graduate of Wauseon High School, he worked for Fulton County Soil & Water Conservation Society and taught Vocational Agriculture at Stryker School. His current involvement in Falor Farm Center, Inc. spans 34 years.

Steven A. Everhart

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Mr. Everhart is the Board of Directors’ designated financial expert providing financial expertise to the board structure. As an active Certified Public Accountant, Mr. Everhart worked for Ernst & Young, a large international accounting firm. His experience in public accounting included external bank audits and involvement with large corporate mergers and acquisitions. Currently, Mr. Everhart has a consulting business focused on business development and accounting services. He was the long-time Secretary/Treasurer and board member of a multi-state construction group that specialized in highway contracting, bridge building, steel erection, commercial and industrial construction, as well as environmental remediation. His professional duties included all financial activities and financial reporting, audit preparation, budgeting, compensation reviews, and knowledge of government regulatory requirements. He brings extensive accounting and financial expertise with a sound understanding of accounting principles and practices; experience in preparing, analyzing, and evaluating financial statements; knowledge of internal controls and procedures for financial reporting; as well as insight on audit committee functions. Mr. Everhart is Chairman of the Audit Committee and a member of the Loan Review Committee and the Compensation Committee.

A graduate of the University of Cincinnati with a Bachelor of Arts degree in business administration, Mr. Everhart is a long-term resident of northwest Ohio. His current memberships include the Construction Financial Management Association and the Ohio Society of Certified Public Accountants.

Jack C. Johnson

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Mr. Johnson has 37 years experience in running an independent retail clothing business. His background and experience encompasses the various aspects of running a small retail business including accounting principles and practices, purchasing, retail sales, marketing, human resource management, and taxes. He brings valuable insight regarding small retail business operations; retail marketing and sales of products and services to consumers; and consumer buying habits and trends during various economic cycles. Mr. Johnson is Chairman of the Compensation Committee and a member of the Loan Review Committee and the Executive Committee.

Mr. Johnson graduated from Ohio State University with a Bachelor of Science degree in business administration specializing in marketing. A life-time resident of Williams County, Ohio, he is a member of the Bryan Chamber of Commerce and former board member representing the retail division. In addition, he is a member and former president of the Bryan Retail Merchants Association, a graduate of the Hagger Business School, a member of the Men’s Apparel Guild of California, and a member of the Action Sports Retailing Group. Annually, Mr. Johnson attends a trade show called Surf Expo which provides educational seminars offering guidance and advice on current retailing and marketing ideas. Recent seminars addressed secrets of successful retailers; tips, trends and techniques for the new era of merchandising; and effective email strategies for retailers. Mr. Johnson is a former member of The Doneger Group, a fashion merchandising and consulting group providing apparel retailers with merchandising information and trend analysis for the apparel market segments.

Marcia S. Latta

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Dr. Latta is a university administrator who serves as Vice President for Advancement at DePauw University. Previously, she served as Vice President of the Bowling Green State University Foundation, Inc. (assets of $110 million) and Senior Associate Vice President for Advancement at BGSU, where she led alumni and development efforts. As Campaign Director for the BGSU Building Dreams Centennial Campaign, which was completed in 2008, she led a campaign which raised $146 million – the largest fundraising effort ever in northwest Ohio. Dr. Latta is a frequent presenter across the nation and internationally on development and board governance issues. She has served as a faculty chair multiple times for the Council for the Advancement and Support of Education Major Gifts Conference, and also presented many times for the Association of Governing Boards and the Association of Fund Raising Professionals among other organizations. Dr. Latta received her Doctor of Education degree in leadership and policy studies from BGSU in 2010, and has completed the Harvard University’s Graduate School of Education’s Management and Leadership in Education program. She has both an undergraduate and master’s degree in the field of mass communications. Dr. Latta holds a Certified Fund Raising Executive designation and has received numerous national and regional awards, including the 2009 Association of Fund Raising Professionals Northwest Ohio Outstanding Executive Award. Through her experience and education, she provides a strong understanding and commitment to leadership, board governance, corporate management, and public policy. Dr. Latta is a member of the Corporate Governance & Nominating Committee.

A former resident of Williams County, Ohio, now residing in Wood County, Ohio, she is active in numerous organizations including board service to Sauder Historic Village, the International Research and Exchange Board, St. Thomas More University Parish Executive Development Committee, and is past president of the Northwest Ohio Chapter of the Association of Fund Raising Professionals. She was also the founding president of the Bowling Green Community Foundation.

Steven J. Planson

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Mr. Planson has successfully managed a large family farm corporation for 24 years with a primary focus on grain production and processing tomatoes. In addition, he is involved with a family trucking operation. Mr. Planson and his wife were previously named the Ohio Farm Bureau Federation’s Outstanding Young Couple in recognition of their farming operation accomplishments and leadership in the agricultural community. He is a past recipient of Red Gold Master Grower Awards for his tomato growing operation. His extensive farming background and practical experience provide significant insight regarding farm business management; agriculture finance; commodity sales and marketing; as well as the local farm economy and challenges facing the farming industry. He also offers a valuable perspective on local and state government matters from his service as a Township Trustee. Mr. Planson is a member of the Director Loan Committee.

Prior to joining the Farmers & Merchants Bancorp, Inc. Board of Directors, Mr. Planson served on the F&M Stryker Advisory Board. A life-time resident of Williams County, Ohio and graduate of Stryker High School, Stryker, Ohio, Mr. Planson has served as a Springfield Township Trustee in Williams County, Ohio for the past 18 years. As a Township Trustee, he also served on the Springfield Township Zoning Board. He was a member of the Stryker Farmers Exchange Board for 22 years, serving as president six of those years. A former board member of the Williams County Farm Bureau and former trustee of the Campbell Soup Tomato Growers Association, Mr. Planson is an active member of the Williams County Farm Bureau, Stryker Chamber of Commerce, Stryker Heritage Council, Stryker Rotary Club, and Friends of Stryker Library. In 2011, Mr. Planson was the recipient of the Paul Harris Award by the Rotary Foundation. The Paul Harris Award recognizes individuals who have made contributions in promoting human philanthropic projects throughout the local community and around the world.

Anthony J. Rupp

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Mr. Rupp has served as president of a family-owned retail furniture business located in Archbold and Bryan, Ohio for the past 38 years. He is responsible for the management and day-to-day operations of the business. His background and experience encompasses the various aspects of running a small business including accounting and finance; purchasing; retail sales and marketing; and human resource management. He offers a valuable perspective regarding small retail business operations; business finance; retail marketing and sales of products and services to consumers; economic trends; and consumer buying habits. Mr. Rupp is Chairman of the Corporate Governance and Nominating Committee and is a member of the Director Loan Committee.

Prior to joining the Farmers & Merchants Bancorp, Inc. Board of Directors, Mr. Rupp served on the F&M Archbold Advisory Board. He has a Bachelor of Science degree in business administration. A long-term resident of Fulton County, Ohio, Mr. Rupp is a former elected member of the Archbold Village Council, a current member of the Archbold Area Chamber of Commerce, and a former board member and retail division Vice President of the Archbold Area Chamber of Commerce. He is a member and past president of the Archbold Rotary Club.

David P. Rupp, Jr.

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Mr. Rupp has been a general practitioner of law for over 45 years and is a partner in the local law firm of Plassman, Rupp, Hagans & Newton. He received his undergraduate and juris doctor degree from Ohio State University. Retiring as a Lieutenant Commander, Mr. Rupp was a former JAG Officer in the U.S. Navy Reserve. A trained mediator, Mr. Rupp currently serves as a part-time Magistrate for the Williams County, Ohio Common Pleas Court – General & Probate Division. He currently serves on the Board of Directors of the Ohio Bar Liability Insurance Company and also serves as Chairman of the Claims Committee. His extensive legal background and experience enable Mr. Rupp to provide significant insight on corporate governance; risk management and risk mitigation matters; officer compensation and incentives; as well as legal and regulatory considerations. In addition to serving as Chairman of the Board of Directors, Mr. Rupp is Chairman of the Executive Committee and a member of the Compensation Committee and the Director Loan Committee.

A long-time resident of Fulton County, Ohio, Mr. Rupp served as a former elected member and president of the Archbold Area Schools Board of Education, former board member and president of the Archbold Area Foundation Board, and former trustee and secretary of the Fulton County Health Center Board of Trustees. In addition, he is the current Chairman and member of the Archbold United Methodist Church Endowment Committee. He serves on the Ohio State University Alumni Club of Northwest Ohio Board and was a past president. Past service also includes the Board of Governors of the Ohio State Bar Association, the Fulton County and Northwest Ohio Bar Association past president, and former trustee and president of the Advocates for Basic Legal Equality Board of Trustees.

James C. Saneholtz

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Mr. Saneholtz has been a business entrepreneur for over 25 years owning and operating numerous convenience stores and gas stations located in the local market area, in addition to being a supplier of petroleum products throughout northwest Ohio and southern Michigan. Mr. Saneholtz also owns and manages commercial real estate. His small business ownership and management experience, as well as involvement in the petroleum industry assist him in providing insight on small business challenges; accounting; business finances; human resource management, and the burden of government oversight and regulatory reporting regarding environmental issues and clean air matters. With multiple locations of convenience stores and gas stations, Mr. Saneholtz has practical experience with establishing internal control processes. Mr. Saneholtz is Chairman of the Banking Building Committee and a member of the Audit Committee and Director Loan Committee.

Prior to joining the Farmers & Merchants Bancorp, Inc. Board of Directors, Mr. Saneholtz served on the F&M Montpelier Advisory Board. A long-time resident of Williams County, Ohio, now residing in Steuben County, Indiana, Mr. Saneholtz is a member and past president of the Montpelier Rotary Club. He is a member of the Montpelier Chamber of Commerce, as well as the Chambers of Commerce in the various communities served by his convenience stores and gas stations. He is also a member of the Zenobia Shriners of Northwest Ohio. His company annually sponsors numerous youth leagues, including little league and softball, as well as bowling leagues in various communities.

Kevin J. Sauder

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Mr. Sauder has served as President/Chief Executive Officer since 1999 of Sauder Woodworking Company, a large privately-held, family-run corporation. The corporation, which is North America’s largest manufacturer of ready-to-assemble furniture, employs over 2,000 employees. Through its subsidiaries, Sauder Woodworking Company imports ready-to-assemble furniture and traditional wood furniture from Asia and domestically manufactures contract seating for the worship, education, and health care markets. His extensive experience in executive management and corporate leadership enable him to provide knowledge and expertise to the board regarding corporate management; corporate finance; product sales and marketing; and human resource management. His knowledge and expertise further enable him to assist the board on matters involving business acquisition, financial turnarounds, strategic planning, executive officer compensation and incentives; and shareholder relations. Mr. Sauder is a member of the Compensation Committee and the Director Loan Committee.

Mr. Sauder has a Masters of Business Administration degree from Duke University. A long-term resident of Fulton County, Ohio, he is a member of the Archbold Rotary Club. Mr. Sauder is the President of the Archbold Area Chamber of Commerce and a board member of the American Home Furnishings Alliance Industry Association.

Merle J. Short

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Mr. Short owned and operated a cash grain and livestock family farm business for over 40 years. Currently acting in an advisory capacity, Mr. Short was the former Chairman and former president of a small, private company that manufactures and markets reel mower systems for residential and commercial use throughout the United States. He provides in-depth knowledge and expertise from hands-on experience regarding the farming industry, farm industry challenges, and the increased complexity of agricultural financing arrangements and marketing strategies. His practical insight on farm business management, agriculture financing, sales and marketing practices, and the role of government in the farming industry assist the board in administration of agricultural relationships. Mr. Short also has management experience regarding manufacturing operations which provide knowledge and understanding of accounting, finance, and financial reporting processes, as well as the strategies necessary to market and sell products. Mr. Short is a member of the Audit Committee, the Loan Review Committee, and the Corporate Governance and Nominating Committee.

A life-time resident of Fulton County, Ohio, he is a past board member and former chairman of the Archbold Area Foundation, a former member of the Fulton County Agricultural Stabilization Committee Board, and a member of the Fulton County Farm Bureau. Mr. Short is a life-time member of the National FFA (Future Farmers of America) Alumni Association.

Paul S. Siebenmorgen

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Mr. Siebenmorgen has over 25 years of senior management experience in community banks based in Indiana and Ohio. He is a past recipient of the American Bankers Association Presidential Citation and has experience in managing bank mergers and acquisitions. With a Bachelor of Science and Master’s Degree from Indiana State University, he has graduated from numerous state and national banking schools. Mr. Siebenmorgen currently serves on the Ohio Bankers League Board of Directors as its Second Vice Chairman and also on the American Bankers Association Community Bank Council. He is a member of the Risk Management Association, a professional association that helps members identify and manage the impacts of credit risk, operational risk, and market risk on their businesses and customers. His extensive knowledge and long-term experience in banking provide a deep understanding of finance and financial reporting; regulatory and risk management; consumer banking; commercial and small business banking; business development; and government relations. Having a strong lending background enables Mr. Siebenmorgen to provide extensive analytical expertise in evaluating loans and loan relationships. His numerous years in corporate leadership and management result in significant insight on matters involving corporate governance; strategic planning; mergers and acquisitions; executive officer compensation and incentives; human resource management; and shareholder relations. Mr. Siebenmorgen is Chairman of the Director Loan Committee and a member of the Executive Committee and the Bank Building Committee.

A former elected City Council member and former County Agricultural Extension Agent in Indiana, Mr. Siebenmorgen also served on the Indiana Statewide Certified Development Corporation Loan Committee and was a Community Development Corporation and County Economic Development Commission member in Indiana. He is an active member of the Archbold Rotary Club and a former board member and past president of the Archbold Area Chamber of Commerce, Archbold, Ohio. In 2011, Mr. Siebenmorgen was appointed to the Northwest State Community College Board of Trustees by Ohio Governor John Kasich.

Steven J. Wyse

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Mr. Wyse is a private investor with management experience and an extensive background in manufacturing. He has owned and managed numerous small manufacturing businesses in several industries in the bank’s current market area, as well as outside the immediate area. In addition, he also owns and manages commercial real estate and farm real estate. His small business ownership and management experience enable him to provide valuable insight and assistance in understanding and evaluating manufacturing operations and business relationships; business development; real estate development; finance; and employee relations. As a private investor, he provides additional perspective regarding shareholder relations. Mr. Wyse is a member of the Loan Review Committee, the Corporate Governance and Nominating Committee, the Executive Committee, the Compensation Committee, and the Bank Building Committee.

A life-time resident of Fulton County, Ohio, Mr. Wyse holds an undergraduate degree in business management. He is a former elected member of the Archbold Area Schools Board of Education and a former board member and past president of the Archbold Area Chamber of Commerce, Archbold, Ohio.

The Corporate Governance and Nominating Committee also has been designated by the Corporation’s Corporate Governance Guidelines to receive, review and respond, as appropriate, to communications concerning the Corporation from employees, officers, shareholders and other interested parties that such parties want to address to non-management members of the Board of Directors. Shareholders that want to direct such questions to the non-management members of the Board of Directors should address them to the Chairman of the Corporate Governance and Nominating Committee, Farmers & Merchants Bancorp, Inc., 307 North Defiance Street, Archbold, Ohio 43502.

The Corporation’s Corporate Governance Guidelines also contain a provision stating that it is expected that all members of the Board of Directors will attend the Annual Meeting of Shareholders. Twelve of the thirteen members of the Board of Directors were available to attend the 2011 Annual Meeting of Shareholders.

Risk Oversight

The Board of Directors is responsible for ensuring that an adequate risk management framework is in place and functioning as intended. A clear understanding and working knowledge of the types of risks inherent to the Corporation’s activities is an absolute necessity. The Board has appointed a Risk Committee comprised of the following eight members: the President and CEO, Chief Operating Officer, Chief Financial Officer, Chief Lending Officer, Sr. Commercial Loan Officer, Operations & Information Technology Officer, Office Administrator, and the Risk Management Officer. The Risk Committee is responsible for loss control and day-to-day oversight of the risk management function.

The risk management program focuses risk assessment on ten risk categories. The Risk Committee meets monthly and reviews several risk categories each month ensuring all risk categories are reviewed quarterly. Each risk category is assigned a risk rating (High, Moderate, Low) based on the significance of the risk and a risk trend (Increasing, Decreasing, or Stable) is defined. Additional internal bank experts may attend meetings during each quarter to report on a risk category under review and offer recommendations regarding the risk assessment and trend for a particular risk category. Results of the monthly review of risk categories are reported to the Board of Directors each month. In addition, the corporation’s risk position is reported to the Board of Directors quarterly. Risk management reports include the following:

•	Discussion of the bank’s current overall risk position

•	Identification of each of the ten categories of risk and the current position of each of these risk categories

•	Analysis of current position of each risk category

•	Comparison of actual performance versus expected performance, where appropriate

•	Identification of results outside of guidance targets and action plans established for issues to be resolved

•	Recommendations for changes to risk parameters or measurement tools

The Board defines risk exposure limits for each risk category, taking into consideration the bank’s strategic goals and objectives, and current market conditions. The Board reviews and approves any necessary changes to risk exposure limits after careful consideration of any changes in market conditions or corporate strategy. The Board of Directors adopts guidelines, through the input of the Risk Committee’s analysis and discussion, regarding the maximum loss exposure the bank is able and willing to assume. At least annually, the Board of Directors reviews and approves the risk management program and policies based on information presented throughout the year from the Risk Committee.

Credit Risk

Credit risk is addressed in formal loan proposals presented to the Officer Loan Committee, Directors Loan Committee, the Loan Review Committee, and the Board of Directors. Loans and potential loan relationships greater than $250,000 are analyzed by the Credit Analyst Department. Loans and loan relationships greater than $250,000 require a formal loan proposal and approval by the appropriate loan committee. Regardless of whether a new loan request, a formal loan proposal, or an annual loan relationship review, each proposed loan, existing loan, or loan relationship has an assigned Loan Risk Rating, which grades credit risk based on credit factors, collateral adequacy, and financial strength of the loan relationship. Decisions on loan approvals are made based on the most complete up-to-date information available. The defined Loan Risk Ratings are designed to cover a broad range of customers, so dominant risk characteristics determine the rating assigned. In some instances, additional pricing, collateral, covenants, or risk mitigants may be necessary to reduce risk or credit exposure, or to improve relationship profitability.

Interest Rate Risk

Interest rate risk is a large component of asset/liability management and is managed within the overall asset/liability framework. The principal objectives of asset/liability management are to manage sensitivity of net interest spreads and net income to potential changes in interest rates. Funding positions are kept within predetermined limits designed to ensure that risk-taking is not excessive and that liquidity is properly managed. The Board of Directors seeks to address interest rate and non-interest income risk tolerances and, thereby, control risks. Goals are (1) to increase the dollar of net interest margin at a growth rate consistent with the growth rate of total assets and, given fluctuations in the external interest-rate environment, (2) to minimize fluctuations in net interest margin as a percentage of earning assets.

This type of risk focuses on the economic scenarios relative to the value of the bank in the current interest rate environment, and the sensitivity to that value from changes in interest rates. Re-pricing risk, basis risk, yield curve risk, and options risk are types of interest risk to be considered. Interest rate risk occurs due to differences between the timing of rate changes and the timing of cash flows (re-pricing risk); from changing rate relationships among different yield curves affecting bank activities (basis risk); and from changing rate relationships across the range of maturities (yield curve risk); and from interest-related options embedded in bank products (options risk). Interest risk considerations typically include the effect of a change in interest rates on both the bank’s accrual earnings and the market value of portfolio equity.

Interest rate sensitivity refers to the bank’s capability and/or need to react to actual and forecast interest rates and yields in the money and capital markets as well as in the local competitive environment. The magnitude of these gains or losses depends on the severity and timing of the market changes and on the ability to adjust. The ability to adjust is controlled by the remaining time to maturity of fixed-rate contracts, customer actions, and the existence of contracts that provide for rate adjustments prior to maturity. Analysis of interest rate sensitivity in the form of a net interest rate shock is employed. In performing interest rate shock analysis, financial forecasting and simulation are used to anticipate the impact of forecast interest rates and evaluate the potential risk of alternative interest rates. This policy is implemented by first producing a current forecast of balance sheet volumes and net earnings for the twelve-month forecast horizon. The second step is for four alternative simulations to be prepared to test the forecast’s sensitivity to interest-rate shocks and changes in the shape of the treasury yield curve. The four alternative simulations are +/- 100 and +/- 200 basis point shift. After each alternative simulation, the forecast net interest income for the twelve-month period and the present value of equity at the end of the historical period are compared to the net interest income and present value of equity produced by the alternative simulation. The percent changes in net interest income and present value of equity is then compared to management’s guideline targets. However, neither of financial forecasting or simulation adequately forecasts the impact of potential changes in interest rates on net interest income. A yearly forecast of balance sheet volumes and net earnings is relied upon as a basis for asset liability decisions. Each forecast is subject to testing for alternative interest rate possibilities to evaluate the risk inherent in management’s plans. The alternative interest rate possibilities are (1) a 200 basis point change in average interest rates, or (2) a more gradual change in average interest rates. Management believes the first method (instant change) would portray the worst case scenario as an impact on net interest earnings. Therefore, method 1 is used in the interest rate shock analysis.

Compliance Risk

Compliance risk is monitored within the structure of the compliance risk management program. Operating in compliance with laws, rules, regulations, and related accepted industry standards enhances the reputation, strategic goals and objectives, and operations of the Corporation. Compliance risk attempts to evaluate and identify the overall level of compliance risk by measuring and defining the areas of risk for a designated law, rule, or regulation. Defined risk factors within three risk categories (legal and regulatory, operational, and reputation risk) assist in determining the overall compliance risk rating assigned to each law, rule, or regulation. Various factors within each risk category can increase or decrease the risk of non-compliance. Each risk category is assigned a risk rating of High, Moderate, or Low. The overall compliance risk rating for each law or regulation is the average of the risk ratings for the three risk categories. The compliance risk assessment is conducted with the Compliance Committee and key business lines, departments, and functional areas. Compliance risk assessment results are reviewed by the Compliance Committee and reported to the Risk Committee and Board Audit Committee.

In addition to an overall compliance risk assessment, specific regulations require risk assessments based on defined risk factors. Identity Theft Red Flags regulations require an annual Identity Theft risk assessment. The purpose of this risk assessment is to periodically review and update the Identity Theft Red Flag Program based on methods used to open accounts, methods available to access accounts, ongoing account monitoring, and the Corporation’s experiences with identity theft. Regulators expect a risk assessment process for Fair Lending risk. A fair lending risk assessment serves to verify how lending activities are identified, monitored, measured, and controlled, to make sure discriminatory, unfair, deceptive, abusive, and predatory acts and practices do not take place. A preliminary fair lending risk assessment was conducted in 2010 to establish a benchmark and starting point to evaluate the present risk management process and risk mitigation strategies. An annual fair lending risk assessment was conducted in 2011. Risk indicators defined by interagency Fair Lending Examination Procedures were used to assess fair lending risk. In evaluating the risk in lending activities, the following factors were considered: changes in leadership and staffing, new products, product pricing, product and service offerings, policy and procedures, processes, and changes or updates to systems. Other factors considered included the present economy of the region, the market area served, and market area demographics. These risk assessments were conducted with key business lines, departments, and functional areas as applicable. Risk assessment results were reviewed by the Compliance Committee and reported to the Risk Committee and Board Audit Committee.

An overall compliance risk assessment is conducted for the Bank Secrecy Act (BSA), however, more in-depth risk assessments for BSA, Anti-Money Laundering (AML), Customer Information Program (CIP), and Office of Foreign Assets Control (OFAC) are conducted by the BSA/OFAC Team with the quantified results reported at least annually to the Board of Directors. These risk assessments focus on risk factors due to bank size, market presence, complexity of operations, types of customers, types of products, account opening or account access methods, and past experience.

Financial Reporting Internal Controls

The Sarbanes-Oxley Act of 2002 (SOX) introduced broad and challenging financial management and disclosure regulations. Non-compliance with SOX regulations has serious consequences. As an accelerated SEC filer, the requirements of section 404 of the Sarbanes-Oxley Act are applicable. Section 404 requires companies to maintain internal controls and procedures for financial reporting. Management conducts an on-going review of key financial controls over financial reporting that ensure the accuracy of financial statements and entity-level controls that ensure compliance with the Committee of Sponsoring Organizations (COSO) internal control framework requirements. The review includes discussions with employees, process demonstrations, and detail transaction testing to determine that controls are properly designed and operating effectively. The corporation’s external auditor conducts its own SOX review independent of management’s review. Both management and external audit issue an opinion for both the design and operating effectiveness of the key controls over financial reporting. Results of both SOX reviews are reported to the Board of Directors.

Information Security

In conformance with Gramm-Leach-Bliley Act requirements regarding safeguarding and protecting customer information, an Information Security Risk Assessment is conducted at least annually by Risk Management. A risk analysis is performed to evaluate current processes, identify information assets, and determine the adequacy of the safeguarding and protection of confidential customer information collected and maintain. For each information asset identified, the criticality of the asset, the threats to the defined asset, the likelihood of compromise of the asset, the business impact if an asset is compromised, and an overall risk rating for each asset are defined. The results of this assessment are reviewed with the Information Systems (IS) Steering Committee and the Risk Committee and reported at least annually to the Board of Directors.

Information Technology Risk

Information Technology (IT) governance is the responsibility of the Board of Directors. The core elements of IT governance encompass value, risk, and controls. Management has appointed the Operations and IT Officer the responsibility for overall management of Information Technology risk. IT risk focuses on information and information systems, especially the most critical and vital information assets. Without reliable and properly secured information systems, business operations could be severely disrupted. Likewise, the preservation and enhancement of the corporation’s reputation is directly linked to the way in which both information and information systems are managed. Maintaining an adequate level of security is one of several important aspects of managing IT risk.

An Information Systems (IS) Steering Committee serves as an advisory group providing assistance and guidance to management regarding customer information security, information systems planning, systems management organization, systems performance, business continuity, information security, system related expenditures, vendor management, and policies and procedures. The IS Steering Committee is chaired by the Operations and IT Officer and meets on a monthly basis. Committee members are Executive Management representatives, the Operations and IT Officer, the Information Security Officer, the IT Director, the Compliance Director, the Chief Lending Officer and the Risk Manager. Formal meeting minutes serve to document decisions and recommendations by the IS Steering Committee. Meeting minutes are reported to the Management Committee and the Board Audit Committee.

An annual Information Technology Audit, which is overseen by the Internal Audit Department, is conducted via a co-sourcing agreement with a third party external auditor. The objective of the IT audit is to evaluate the effectiveness and efficiency of operations, test the reliability of data and IT controls, and assess compliance with applicable laws, regulations, guidance, and industry best practices. The methodology for the audit process is COBIT 4.1 (Control Objectives for Information Technology) which is published by the Information Systems Audit and Control Association. The COBIT 4.1 methodology places an emphasis on controls and the IT governance framework. The audit process focuses on the technology infrastructure and the systems and applications which are critical or involve customer information, and related controls. Control areas reviewed address Information Technology Management, Vendor Management, Information Technology Operations, Business Continuity, and Information Technology Security, including Gramm-Leach-Bliley (GLBA) requirements regarding safeguarding and protecting customer information. Risk assessment and technical testing is conducted to evaluate control areas and determine compliance with the Federal Financial Institutions Examination Council (FFIEC) IT Audit guidelines. Results of the IT Audit are reviewed with the IS Steering Committee and Management. For any exceptions identified, a responsible party is assigned and action plans are developed to address corrective measures. The final results of the IT Audit are reviewed with the Board Audit Committee. The status of unresolved audit issues is reported to both Management and the Board Audit Committee each month.

Vendor Management

The Board of Directors bears ultimate responsibility to ensure an effective vendor management program has been implemented for proper oversight of outsourced relationships. Management is charged with responsibility to determine the necessary course of action to develop and maintain a comprehensive vendor management program. Management has appointed the Operations and Information Technology Officer to oversee management of the vendor management program. This individual reports directly to the Information Systems (IS) Steering Committee and management. The Senior Operations Officer is the focal point for vendor management standards established by the IS Steering Committee and is responsible for implementation of procedures relating to vendor management. A vendor relationship subcommittee has been established to provide assistance and promote appropriate oversight of third party vendors and service providers, especially technology service providers, who provide products, services, and support for other such activities. Current subcommittee members consist of the Risk Management Officer, the Operations and Information Technology Officer, the Senior Operations Officer, and the Assistance Compliance Director.

The vendor management program is used to identify, measure, monitor, and control the risks associated with outsourcing arrangements. Outsourced relationships are addressed from an end to end perspective. The vendor management process reviews and evaluates the internal controls, maintenance and upkeep of an outsourced product or system, and the financial condition of third party vendors or service providers prior to selection for a new product or service, or as a condition for continued support of products and services. Third party vendors and service provider relationships are ranked by risk (High, Moderate, Low) annually as part of subcommittee’s ongoing efforts. Rankings are based on the residual risk of the relationship after analyzing the quantity of risk relative to the controls over those risks. Relationship with high risk ratings receive more frequent and stringent monitoring for due diligence, performance (financial and/or operational), and independent control validation reviews.

Management and the Board of Directors use oversight and monitoring documentation when renegotiating contracts, as well as in developing contingency planning requirements. Third party vendors and service providers may be required to sign a formal confidentiality and non-disclosure agreement. Such an agreement binds these parties to the same standards and level of data confidentiality and controls as those adhered to by the corporation. High risk third party vendors and service providers may be required to provide proof of bonding or insurance. The Operations and Information Technology Officer reports annually to the Board of Directors providing an update on the status of the vendor management program along with any significant changes or recommendations to the program.

Audit Committee Report

The Audit Committee of the Board of Directors submits the following report on the performance of its responsibilities for the year 2011. The purposes and responsibilities of the committee are elaborated in the committee charter. The Board of Directors has determined that Steven A. Everhart, one of the members of the Audit Committee, is a “financial expert” as defined under the regulations promulgated under the Sarbanes- Oxley Act discussed above. Mr. Everhart and all of the other members of the Audit Committee have been determined by the Board of Directors to be “independent” under the listing standards adopted by the NASDAQ Stock Market.

Management of the Corporation has primary responsibility for the financial statements and the overall reporting process, including the Corporation’s system of internal controls. The independent auditors are responsible for performing an independent audit of the Corporation’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB/United States). This audit serves as a basis for the auditors’ opinion in the annual report to shareholders addressing whether the financial statements fairly present the Corporation’s financial position, results of operations and cash flows. The Audit Committee’s responsibility is to monitor and oversee these processes.

In reviewing the independence of the Corporation’s outside auditors, the committee has received from Plante & Moran, PLLC the written disclosures and a letter regarding relationships between Plante & Moran, PLLC and its related entities and the Corporation and its related entities and has discussed with Plante & Moran, PLLC its independence from the Corporation as required by the applicable requirements of the PCAOB. As part of this review, the committee considered whether the non-audit services provided by Plante & Moran, PLLC to the company during 2011 were compatible with maintaining Plante & Moran, PLLC’s independence.

In fulfilling its responsibilities relating to the Corporation’s internal controls, accounting and financial reporting policies and auditing practices, the committee has reviewed and discussed with management and Plante & Moran, PLLC the Corporation’s audited financial statements for 2011. In this connection, the committee has discussed with Plante & Moran, PLLC its judgments about the quality, in addition to the acceptability, of the Corporation’s accounting principles as applied in its financial reporting, as required by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in 3200T. Based on these reviews and discussions, the committee recommended to the Board of Directors that the audited financial statements be included in the Corporation’s Annual Report on SEC Form 10-K for the year ended December 31, 2011, for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee:

Steven A. Everhart, Chairman

Dexter L. Benecke

James C. Saneholtz

Merle J. Short

Selection of Auditors/Principal Accounting Firm Fees

The firm of Plante & Moran, PLLC, (“Plante & Moran”) independent registered public accountants, was retained by the Audit Committee on behalf of the Corporation as auditors of the Corporation and its subsidiary for the 2011 fiscal year. Plante & Moran was engaged to provide independent audit services for the Corporation and its subsidiary and to provide certain non-audit services including advice on accounting, tax and reporting matters. The Board of Directors expects that a representative of Plante & Moran will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. The Corporation has been advised by Plante & Moran that no member of that firm has any financial interest, either direct or indirect, in the Corporation or its subsidiary, other than as a depositor, and it has no connections with the Corporation or its subsidiary in any capacity other than that of public accountants. The Board of Directors has reappointed the firm of Plante & Moran to be auditors of the Corporation and its subsidiary for the calendar year ending December 31, 2012.

Plante & Moran billed the aggregate fees shown below for audit, audit related matters, tax and other services rendered to the Corporation and its subsidiary for the years 2010 and 2011. Audit fees include fees billed in connection with the audit of the Corporation’s annual financial statements, fees billed for the review of the unaudited financial statements contained in the Corporation’s periodic reports on Form 10-Q, as filed with the Securities and Exchange Commission, accounting assistance in connection with response to SEC Comment letters received during 2011, and assistance in compliance with the internal control requirements mandated by Section 404 of Sarbanes-Oxley. Audit related fees include FHLB collateral audit services and consulting on other accounting matters. Tax consulting services included assistance regarding franchise tax and federal and state income tax planning.

Plante & Moran and its affiliates billed the following amounts to the Corporation and its subsidiary during 2010 and 2011, respectively for audit, audit related fees, tax fees and all other fees:

	Plante & Moran - 2010	Plante & Moran - 2011

Audit fees	$195,450	$163,750

Audit Related fees	$775	-0-

Tax fees	$21,000	$19,325

All other fees	-0-	-0-

TOTAL	$217,225	$183,075

The Audit Committee of the Corporation considered and concluded that the provision for non-audit services by Plante & Moran, PLLC and its affiliates was compatible with maintaining the independent auditors’ independence. The Audit Committee of the Corporation will pre-approve all services to be provided to the Corporation by Plante & Moran. All the services noted above were approved by the Audit Committee.

PROPOSAL TWO

Advisory Vote on the Appointment of the Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors proposes and recommends that the shareholders approve the selection by the Committee of the firm of Plante & Moran, PLLC to serve as the Corporation’s independent registered public accounting firm for the 2012 fiscal year. The firm has served as independent auditors for the Corporation since 2003. Action by the shareholders is not required by law in the appointment of an independent registered public accounting firm, but their appointment is submitted by the Audit Committee of the Board of Directors in order to give the shareholders a voice in the designation of auditors. If the resolution approving Plante & Moran as the Corporation’s independent registered public accounting firm is rejected by the shareholders, the Committee will reconsider its choice of independent auditors. Even if the resolution is approved, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Corporation and its shareholders.

Proxies in the form solicited hereby which are returned to the Corporation will be voted in favor of this non-binding proposal unless otherwise instructed by the shareholder. The affirmative vote of a majority of the votes cast by the holders of the Corporation’s common stock is required to approve Proposal 2. An abstention is not a “vote cast.” Abstentions from voting and broker non-votes, if any, on Proposal Two are not treated as votes cast and, therefore, will have no effect on outcome of the passage of the proposal.

Representatives of Plante & Moran are expected to be present at the 2012 Annual Meeting and will be given an opportunity to make a statement if they desire. Representatives will respond to appropriate questions by shareholders.

THE CORPORATION’S BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR” THE ADOPTION OF THE NON-BINDING ADVISORY PROPOSAL

ON THE APPOINTMENT OF THE INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM.

Compensation Discussion and Analysis

Introduction. The Compensation Committee administers our executive compensation program. The committee, which is composed entirely of independent directors, is responsible for reviewing and determining executive officer compensation, for evaluating the President and Chief Executive Officer, for overseeing the evaluation of all other officers and employees, for administering our incentive compensation programs (including the equity incentive plan), for approving and overseeing the administration of our employee benefits programs, for providing insight and guidance to management with respect to employee compensation, and for reviewing and making recommendations to the Board with respect to director compensation. The President and Chief Executive Officer participates with respect to making recommendations concerning annual salary adjustments and long term equity incentive compensation regarding executive officers (other than himself) of the Corporation.

The Compensation Committee operates under a charter adopted by the Board of Directors. Annually, the Compensation Committee reviews the adequacy of its charter and recommends changes to the Board for approval. The Compensation Committee meets at scheduled times during the year and also acts upon occasion by written consent. The chair of the committee reports on committee activities and makes committee recommendations at meetings of the Board of Directors.

Compensation Philosophy. Our executive compensation programs seek to achieve and maintain equity with respect to balancing the interests of shareholders and executive officers, while supporting our need to attract and retain competent executive management. The Compensation Committee has developed an executive compensation policy, along with supporting executive compensation plans and programs, which are intended to attain the following objectives:

•	Support a pay-for-performance policy that rewards executive officers for corporate performance.

•	Motivate executive officers to achieve strategic business goals.

•	Provide competitive compensation opportunities critical to the Corporation’s long-term success.

The committee collects and analyzes comparative executive compensation information from relevant peer groups, approves executive salary adjustments, recommends executive discretionary incentive/bonus plans, and administers the Corporation’s long term incentive compensation plan. Additionally, from time to time, the committee reviews other human resource issues, including qualified and non-qualified benefits, management performance appraisals, and succession planning.

The committee uses comparisons of competitive executive pay practices taken from banking industry compensation surveys and, from time-to-time, consultation with independent executive compensation advisors. Peer groups and competitive compensation practices are determined using executive compensation packages at bank holding companies and subsidiaries of comparable size to the Corporation and its subsidiary.

There are five components to the compensation program for all executive officers of the Corporation’s subsidiary, The Farmers & Merchants State Bank (the “Bank”), which include: a base salary component; a discretionary cash incentive component, which is determined by the Board of Directors each year; a Restricted Stock Award determined by the Board of Directors at mid-year; and the profit sharing and health and welfare benefit plans participated in by all employees.

In making its decisions regarding annual salary adjustments, the committee reviews quantitative and qualitative performance factors as part of an annual performance appraisal. These are established for each executive position and the performance of the incumbent executive is evaluated annually against these standards. This appraisal is then integrated with market-based adjustments to salary ranges to determine if a base salary increase is merited.

The committee also administers the cash incentive program and the long term equity incentive compensation plan of the Corporation. Cash and equity is at-risk compensation. Awards are recommended by the committee to the Board of Directors when, in the judgment of committee members, such awards are justified by the performance of executive officers in relation to the performance of the Corporation.

The accounting and tax treatment of particular forms of compensation do not materially affect the committee’s compensation decisions. However, the committee evaluates the effect of such accounting and tax treatment on an ongoing basis and will make appropriate modifications to its compensation policies where appropriate.

Components of Compensation. The elements of total compensation paid by the Corporation to its senior officers, including the President and Chief Executive Officer (the “CEO”) and the other executive officers identified in the Summary Compensation Table which appears following this Compensation Discussion and Analysis (the CEO and the other executive officers identified in that Table are sometimes referred to collectively as the “Named Executive Officers”), include the following:

•	Base salary;

•	Awards under our cash-based incentive compensation program;

•	Awards under our long term equity incentive compensation plan;

•	Benefits under our Profit Sharing Plan; and

•	Benefits under our health and welfare benefits plans.

Base Salary. The base salaries of the Named Executive Officers are reviewed by the committee annually as well as at the time of any promotion or significant change in job responsibilities. The committee reviews peer group data to establish a market-competitive executive base salary program, combined with a formal performance appraisal system that focuses on awards that are integrated with strategic corporate objectives. Salary income for each Named Executive Officer for calendar year 2011 is reported in the “Salary” column 1 of the Summary Compensation Table, which appears following this Compensation Discussion and Analysis.

Incentive Cash Compensation. The Corporation has established a cash bonus plan. The cash incentive for executive officers under this plan is based on two criteria. The first is return on average assets (“ROA”) of the Bank.

If the ROA of the Bank equals the target ROA of 1%, the executive officer receives the full cash incentive established. The targeted goal of ROA is based on reviewing the projected budget, the five and ten year history and averages of the Bank along with peer, industry, and other information requested by the compensation committee. The calculated ROA is inclusive of the cost of the incentive. The full cash incentive under this criterion is equivalent to 30% of base salary for the chief executive officer and 20% of base salary for the remaining executive officers. Should the ROA exceed 1%, the incentive paid would be prorated. If the ROA of the Bank is equal to .70%, fifty percent of the incentive is paid. If the ROA is between .70% and 1%, the incentive is paid on a prorated basis. At a ROA of .65%, a forty percent payout is made. Again, with ROA between .65% and .70%, the payout is prorated. Should the ROA be below

..65%, no cash incentive is paid under this computation; incentive compensation would then be paid under the same terms as all employees of the Bank. The above percentages for 2011 incentive are to be paid in the first quarter 2012. The ROA for the Bank on which the incentive was based in 2011 was .915%, which is equivalent to a 85.83% payout. The target percentages along with budget and base may be adjusted for 2012.

The second criterion used in determining the cash incentive to be paid to executive officers is earning per share (“EPS”) of the Corporation. If the EPS reaches the target EPS of $1.50, executive officers receive the full cash incentive of 10% of base pay. The targeted EPS goal is based on reviewing past performance and history and the projected EPS from the budget. Should the EPS reach $1.75, the incentive paid would be 15% of base pay for each executive officer. Should the EPS exceed $1.50, but not reach $1.75, the incentive paid would be prorated. If the EPS is equal to $1.25, an incentive payout on 5% of base pay is paid. At an EPS between $1.25 and $1.50, the payout is prorated. If the EPS is less than $1.25, no incentive is paid. EPS of the Corporation was predicted to be $1.39. Under this criterion, an EPS of $1.81 was used for 2011 and resulted in a prorated payout of 127% of total goal or 16.2% of base pay paid to all executive officers. The percentage of base pay for 2011 incentive is to be paid in the first quarter 2012. The target EPS and corresponding percentages may be adjusted for 2012.

The budget or forecast ROA and EPS used for the 2011 incentives were set equivalent to the expected performance of normal operations. In the fall of 2010 when the 2011 budget was prepared, the Bank deliberately factored out a large collection of nonaccrual interest and loan fees that it expected to receive during 2011. The collection process covered a three year time frame during which prior year incentives were negatively impacted due to the payment of legal fees which were not offset by interest earnings, as the loan was on nonaccrual. (No income can be recognized on a nonaccrual loan until it is collected in cash.) Therefore, the committee recognized that the collection of said loan should represent an opportunity for increased incentive to offset the prior years of reduced incentive. This was accomplished and 2011 was even better than forecasted with the collection taken into account.

In establishing dual incentives for the executive officers of the Bank, the objective of the Corporation is to limit the risk exposure to compensating for short term gains while still recognizing the importance of return to its shareholders each year. Thus more emphasis is placed on rewarding for stable, long term performance through the use of ROA criterion along with a higher percentage of pay at risk. The EPS criterion recognizes a yearly target and focuses on the importance of earning performance and its impact on maintaining a healthy profitable corporation from which to pay dividends for shareholders and to maintain and improve the value of their stock. Each year, the committee sets goals for each incentive which it believes are attainable, but still require executives’ performance at a consistently high level to achieve target award levels. As such, the Corporation believes it has established a good balance in the incentives for executive management. Given that the target ROA and EPS may be adjusted each year at the Board’s discretion, the Corporation feels it has established a plan that is beneficial to both its executives and shareholders by placing overall emphasis on corporate performance and return to shareholders.

Further discussion of the Bank’s overall incentive plan may be found in the 2011 financial report and 10-K.

Incentive Stock Compensation. The Bank uses the grant of stock awards under our long-term equity incentive compensation plan as the primary vehicle for providing long-term incentive compensation opportunities to its officers, including the Named Executive Officers. The Bank has not adopted any specific policy regarding the amount or timing of any stock-based compensation under the plan. The number of shares underlying the award granted to each Named Executive Officer in 2011 is set forth in the Grants of Plan Based Awards Table and the fair value dollar amount, determined on the grant date, for calendar year 2009, 2010, and 2011 with respect to each such award is set forth in column (Stock Awards) of the Summary Compensation Table, each of which follows. Information concerning the number of stock awards held by each Named Executive Officer as of December 31, 2011 is set forth in the Outstanding Equity Awards at Fiscal Year-End Table, which also follows.

Profit Sharing Plan. The Bank has established a 401(k) profit sharing plan that allows eligible employees to save at a minimum one percent of eligible compensation on a pre-tax basis, subject to certain Internal Revenue Service limitations. The Bank will match 50% of employee 401(k) contributions up to four percent of total eligible compensation. In addition the Bank may make a discretionary contribution from time to time as is deemed advisable. A participant is 100% vested in the participant’s deferral contributions. A six-year vesting schedule applies to employer discretionary contributions and employee matching contributions. In order to be eligible to participate, the employee must be 21 years of age, have completed six months of service, work 1,000 hours in the plan year and be employed on the last day of the year. Entry dates have been established at January 1 and July 1 of each year. The plan calls for only lump-sum distributions upon either termination of employment, retirement, death, or disability. The Corporation’s contribution to the plan made on behalf of the Named Executive Officers is included under the “All Other Compensation” column in the Summary Compensation Table.

Health and Welfare Benefits. The Corporation provides healthcare, life and disability insurance and other employee benefits programs to its employees, including its executive officers. The committee is responsible for overseeing the administration of these programs and believes that its employee benefits programs should be comparable to those maintained by other members of the relevant peer groups so as to assure that the Corporation is able to maintain a competitive position in terms of attracting and retaining officers and other employees. Except for our Executive Survivor Income Agreement, our employee benefits plans are provided on a non-discriminatory basis to all employees.

The Corporation has entered into an Executive Survivor Income Agreement with some of the Named Executive Officers that provide certain death benefits to the executive’s beneficiaries upon his or her death. The agreements provide a pre- and post-retirement death benefit payable to the beneficiaries of the executive in the event of the executive’s death. The Corporation had originally purchased life insurance policies on the lives of all participants covered by these agreements in amounts sufficient to provide the sums necessary to pay the beneficiaries. As the employees age and their pay increased, the Corporation is made whole on its investment before beneficiaries receive any proceeds. Therefore, over time, the death benefit payable to the beneficiary may be smaller than the previously anticipated value. One former executive and one current Named Executive Officer have been impacted. The actual gross death benefit amounts payable under this plan are disclosed under Payments and Benefits in Connection with Termination or Change-in-Control.

2011 Executive Officer Compensation. For 2011, the executive officers named in the Summary Compensation Table received salaries that were intended to maintain their compensation at a competitive level, yet acknowledged the extremely difficult market conditions in which business had to be conducted.

To aid in determining chief executive officer compensation for 2011, the Corporation used compensation data from peer companies which are similar in size ($625 million to $2 billion), and geographic locations (located in Ohio, Indiana and Michigan), and which are also publicly held and performing similarly to the Company as one piece of information. The information is obtained from the proxy statements filed by those companies as of the previous year end. This provides a regional comparison in addition to compensation data obtained from other state or national peer comparisons.

In evaluating Peer Group Companies, the base salary and incentive compensation paid to the chief executive officer of each of the following eight peer bank holding companies (symbol), as well as the respective ROA (Return on Assets) of each are taken in to consideration. For 2011 compensation considerations, the Peer Group Companies consisted of the following eight bank holding companies: First Defiance Financial Corp (FDEF), MBT Financial Corp (MBTF), Horizon Bancorp (HBNC), Dearborn Bancorp (DEAR), First Citizens Banc Corp (FCZA), Tower Financial Corp (TOFC), United Bancshares (UBOH), and Rurban Financial Corp (RBNF).

The financial performance of the selected peer group bank holding companies is also evaluated relevant to the performance of peers located outside of the Midwest, which information is made available by the FDIC as part of its Uniform Bank Performance Report. The Corporation may periodically review and adjust the selected peer group companies in conjunction with a regular review of executive compensation pay and practices in connection with future compensation decisions.

For 2011 executive officer compensation, the President and CEO participated in the presentation portion of the meeting at which compensation information was presented and reviewed. The committee then met in executive session and made its own determinations regarding compensation for the President and CEO and all other executive officers.

Adjustments in 2011 base salary were based upon each Named Executive Officer’s annual performance review, an annual review of peer compensation, and the overall performance of the company. These adjustments are consistent with the company’s salary budget which is approved by the compensation committee and becomes part of the overall budget approved annually by the Board of Directors.

The Corporation provides a reasonable level of personal benefits, and perquisites to one or more named executive officers to support the business interests of the bank, provide competitive compensation, and to recognize the substantial commitment both professionally and personally expected from executive officers. The aggregate value of perquisites and personal benefits, as defined under SEC rules, provided to each name executive officer is less than the reporting threshold value of $10,000.

As part of its compensation program the Corporation has entered into agreements with some of the Named Executive Officers pursuant to which they will be entitled to receive severance benefits upon the occurrence of certain enumerated events following a change in control. The events that trigger payment are generally those related to termination of employment without cause or detrimental changes in the executive’s terms and conditions of employment. See Employment Contracts and Payments Upon Termination of “Change in Control” below for a more detailed description of these events. The Corporation believes that this structure will help: (i) assure the executives’ full attention and dedication to the company, free from distractions caused by personal uncertainties and risks related to a pending or threatened change in control, (ii) assure the executives’ objectivity for shareholders’ interests, (iii) assure the executives of fair treatment in case of involuntary termination following a change in control, and (iv) attract and retain key talent during uncertain times.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	All Other Compensation ($)(2)	Total ($)
Paul S. Siebenmorgen President and Chief Executive Officer (PEO)(3)	2011	297,365	119,708	18,370	-0-	24,374	459,817
	2010	290,455	73,578	18,750	-0-	20,670	403,453
	2009	293,498	71,089	20,000	-0-	20,670	405,257

Barbara J. Britenriker Executive Vice President (PFO)	2011	163,500	54,553	9,644	-0-	19,655	247,352
	2010	158,100	32,885	10,313	-0-	16,601	217,899
	2009	160,962	31,227	10,000	-0-	16,917	219,105

Todd A. Graham Executive Vice President	2011	152,000	50,716	7,532	-0-	12,810	223,058
	2010	149,750	31,148	4,688	-0-	10,373	195,959
	2009	153,173	29,716	10,000	-0-	10,527	203,416

Edward A. Leininger Executive Vice President	2011	157,000	52,385	9,644	-0-	20,364	239,393
	2010	154,000	32,032	10,313	-0-	17,656	214,001
	2009	156,808	30,421	10,000	-0-	17,995	215,223

Rex D. Rice Executive Vice President	2011	148,000	49,382	7,532	-0-	18,338	223,252
	2010	146,500	30,472	4,688	-0-	15,229	196,889
	2009	150,577	29,212	10,000	-0-	15,690	205,479

Summary Compensation Table Footnotes:

(1)	Reflects the dollar amount at market value on the grant date of each year in which restricted stock awards were given.
(2)	Includes contributions to the Corporation’s defined contribution profit sharing and 401K plan and certain life insurance premiums paid by the Corporation for the benefit of the Named Executive Officer.

Name	Retirement Contributions ($)	Life Insurance Premiums ($)	Total ($)
Paul S. Siebenmorgen	23,589	785	24,374
Barbara J. Britenriker	19,119	536	19,655
Todd A. Graham	12,304	506	12,810
Edward A. Leininger	19,844	520	20,364
Rex D. Rice	17,844	494	18,338

(3)	Fees paid to Mr. Siebenmorgen as a Director of the Corporation and the Bank (which totaled $12,000 in 2011, $11,750 in 2010 and $11,400 in 2009) are included in the amounts listed above in the salary column.

Narrative Explanation to the Summary Compensation table

Named Executive Officers participate in an annual incentive plan that provides for awards tied to the profit performance of the Corporation during the fiscal year. The amounts set forth in the bonus column represent the awards made under the terms of the Plan for 2011 which will be paid to the respective Named Executive Officer during the first quarter of 2012. The awards under the plan in 2009 and 2010 were also paid out to officers in the first quarter of the following year. Refer to the compensation discussion and analysis for a complete explanation of the Plan.

The stock awards reported in the Summary Compensation Table represent the dollar amount valued as of the grant date of restricted stock awards to Named Executive Officers. The grant of restricted stock awards is made on an entirely discretionary basis by the Board of Directors acting upon a recommendation of the compensation committee. The vesting of all of the awards of restricted stock made to date under the terms of the long term equity incentive plan occurs three years following the grant.

The Named Executive Officers are participants in the Farmers and Merchants Profit Sharing and 401(k) plan. The employer contribution amounts for the fiscal year period for each Named Executive Officer included in the all other compensation column of the Summary Compensation Table. Employer contributions under the Plan are structured as a percent of base salary up to statutory compensation limits. Employer contributions for the fiscal year include Safe-Harbor contributions, matching contributions, and discretionary contributions, applied on a non-discriminatory basis for all Plan participants.

Outstanding Equity Awards at Fiscal Year-End Table

Name and Principal Position	Number of Shares or Units of Stock that have not Vested (1) (#)	Market Value of Shares or Units of Stock that have not Vested (2) ($)

Paul S. Siebenmorgen, President and CEO (PEO)	3,000	52,680

Barbara J. Britenriker, Executive Vice President (PFO)	1,575	27,657

Todd A. Graham, Executive Vice President	1,160	20,370

Edward A. Leininger, Executive Vice President	1,575	27,657

Rex D. Rice, Executive Vice President	1,160	20,370

(1)	Vesting dates for reported stock awards are as follows:

Name	Number of Shares Vesting on 8/21/12	Number of Shares Vesting on 8/20/13	Number of Shares Vesting on 8/19/14

Paul S. Siebenmorgen	1,000	1,000	1,000
Barbara J. Britenriker	500	550	525
Edward A. Leininger	500	550	525
Todd A. Graham	500	250	410
Rex D. Rice	500	250	410

(2)	Market value based on market price on December 31, 2011, of $17.56

Grants of Plan-Based Awards

Name and Principal Position	Year	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)

Paul S. Siebenmorgen, President and CEO (PEO)	2011	8/19/2011	1,000	18,370

Barbara J. Britenriker, EVP (PFO)	2011	8/19/2011	525	9,644

Todd A. Graham, EVP	2011	8/19/2011	410	7,532

Edward A. Leininger, EVP	2011	8/19/2011	525	9,644

Rex D. Rice, EVP	2011	8/19/2011	410	7,532

Narrative Explanation to the Grants of Plan-Based Awards table

The above amounts represent information regarding restricted stock awards made to each of the respective Named Executive Officers during 2011 under the terms of the Corporation’s Long Term Incentive Compensation Plan. The awards vest in full at the expiration of three years of service of the respective officer. The vesting of the awards is accelerated in the event of the death or disability of the officer or upon a change in control.

Post-Employment Compensation/Change of Control Agreements

The Corporation entered into Change in Control Severance Compensation Agreements on November 27, 2007 with its executive officers, Mr. Siebenmorgen, Ms. Britenriker, Mr. Leininger and Mr. Rice. These Agreements, which superseded similar agreements entered into in 2005, provide for payment of an amount equal to one year’s compensation to the executives in the event that their employment is terminated in connection with a “change in control” as defined in the Agreements. No payments will be made in such event if the executive is terminated “for cause.” If a change in control had occurred as of December 31, 2011, this would have resulted in payments to the executives as shown on the following table. In addition to the payment equal to one times their salary, the Agreements also provide for the continuation of health insurance and other benefits, which amounts also are included in the table. Finally, included in the table are amounts that would be payable to the executive or their estate pursuant to individual executive survivor income agreements (“ESIA”). See the section of the Compensation Discussion and Analysis captioned “Components of Compensation – Health and Welfare Benefits” for additional information regarding the ESIA.

	Amount Paid on Change in Control
Name of Executive	(1 x Salary and Bonus)	Continuation of Perquisites	Total	Payment on Death or Disability Under ESIAs

Paul S. Siebenmorgen	$385,490	$12,060	$397,550	$298,288
Barbara J. Britenriker	$203,055	$15,594	$218,649	$200,000
Edward A. Leininger	$195,279	$12,069	$207,348	$200,000
Rex D. Rice	$184,355	$15,080	$199,435	$200,000

Compensation Committee Report on Executive Compensation

The Compensation Committee is responsible for discharging the responsibilities of the Board with respect to the compensation of executive officers. The Compensation Committee sets performance goals and objectives for the chief executive officer and the other executive officers, evaluates their performance with respect to those goals and sets their compensation based upon the evaluation of their performance. In evaluating executive officer pay, the Compensation Committee may retain the services of a compensation consultant and consider recommendations from the chief executive officer with respect to goals and compensation of the other executive officers. The Compensation Committee assesses the information it receives in accordance with its business judgment. The Compensation Committee also periodically reviews director compensation. All decisions with respect to executive and director compensation are approved by the Compensation Committee and recommended to the full board for ratification.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) for the year ended December 31, 2011 with management. In reliance on the reviews and discussions referred to above, the Compensation Committee recommended to the Board, and the Board has approved, that the CD&A be included in the proxy statement for the year ended December 31, 2011 for filing with the SEC.

By the Compensation Committee of the Board of Directors:

Jack C. Johnson, Chairman

Dexter L. Benecke

Steven A. Everhart

David P. Rupp, Jr.

Kevin J. Sauder

Steven J. Wyse

Director Compensation

Name	Fees Earned or Paid in Cash

Dexter L. Benecke	$18,500
Steven A. Everhart	$20,400
Robert G. Frey	$18,000
Jack C. Johnson	$17,000
Marcia S. Latta	$12,100
Steven J. Planson	$18,100
Anthony J. Rupp	$19,300
David P. Rupp, Jr.	$21,800
James C. Saneholtz	$18,500
Kevin J. Sauder	$18,300
Merle J. Short	$18,800
Steven J. Wyse	$15,300

Director Compensation Discussion

The Compensation Committee reviews the level of compensation of our directors on an annual basis. To determine the appropriateness of the current level of compensation for directors, the committee has historically obtained data from a number of different sources including publicly available data describing director compensation in peer companies and survey data collected by a member of the Compensation Committee.

At the committee’s request, the President and Chief Executive Officer compiled an analysis of director fees from the eight peer bank holding companies also used for comparison of executive officer compensation. For 2011 director compensation considerations, the Peer Group Companies consisted of the following: First Defiance Financial Corp (FDEF), MBT Financial (MBTF), Horizon Bancorp (HBNC), Dearborn Bancorp (DEAR), First Citizens Banc Corp (FCZA), Tower Financial Corp (TOFC), United Bancshares (UBOH), and Rurban Financial Corp (RBNF). The President and Chief Executive Officer does not make recommendations or have a role in determining the amount or form of director compensation.

The committee did not recommend any changes to the current director fee structure in 2011. Cash compensation is paid to directors in the form of retainers and meeting fees. The standard monthly retainer for board service was $500, with the Chairman receiving a monthly retainer of $800. A $500 fee is paid to a director for each Bank board meeting attended. Meeting fees ranging from $300 to $550 were paid for each committee meeting attended depending upon the demands of the committee. Employee directors are not paid for committee meetings attended.

The committee feels director fees should be fair and equitable in comparison to peers. In light of the current regulatory focus on the banking industry, increased shareholder and public scrutiny, and the difficult economic times, performance expectations such as wise counsel, strong leadership, and board member involvement through regular board meeting and committee meeting attendance are extremely important and should be appropriately compensated.

Director Independence and Related Party Transactions

Director Independence

The Corporate Governance and Nominating Committee of the Board of Directors of the Corporation undertakes a review of director independence annually and reports on its findings to the full board in connection with its recommendation of nominees for election to the Board of Directors. Based upon this review, the Board of Directors has determined that all directors have met the independence standards of the NASDAQ Marketplace Rules, with the exception of Mr. Siebenmorgen, the current President and Chief Executive Officer.

David P. Rupp, Jr. is an attorney with membership in the law firm of Plassman, Rupp, Hagans, & Newton of Archbold, Ohio. The law firm has been retained by the Corporation and its subsidiaries during the past twenty-five years and is expected to be retained currently.

Transactions with Related Parties

Certain directors, nominees, and executive officers or their associates were customers of and had transactions with the Corporation or its subsidiary during 2011. Transactions that involved loans or commitments by the Bank were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and did not involve more than the normal risk of collectability or present other unfavorable features. Except for the specific transaction described above, no director, executive officer or beneficial owner of more than five percent of the Corporation’s outstanding voting securities (or any member of their immediate families) engaged in any transaction (other than such a loan transaction as described) with the Corporation during 2011, or proposes to engage in any transaction with the Corporation, in which the amount involved exceeds $120,000.

Review, Approval or Ratification of Transactions with Related Persons

The Corporation’s Code of Ethics and Business Conduct requires that all related party transactions be pre-approved by the Corporation’s Audit Committee. Excepted from that pre-approval requirement are routine banking transactions, including deposit and loan transactions, between our subsidiary and any related party that are made in compliance with, and subject to the approvals required by, all federal and state banking regulations. In making a determination to approve a related party transaction the Audit Committee will take into account, among other factors it deems appropriate, whether the proposed transaction is on terms no less favorable to the Corporation than those generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the proposed transaction.

Compensation Committee Interlocks and Insider Participation

In 2011 the Compensation Committee members were Jack C. Johnson, Chairman, Dexter L. Benecke, Steven A. Everhart , David P. Rupp, Jr., Kevin J. Sauder and Steven J. Wyse. None of the members of the Board’s Compensation Committee has had any relationship with the Corporation or the Bank requiring disclosure under Item 404 of Regulation S-K under the Securities and Exchange Act of 1934. In addition, no executive officer of the Corporation or the Bank serves or has served as a member of the Compensation Committee or Board of Directors of any other company (other than the Bank) which employs any member of the Corporation’s Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s officers and directors, and persons who own more than ten percent of a registered class of the Corporation’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Corporation, the Corporation believes that during 2011 all Section 16(a) filing requirements applicable to its officers and directors were met, except for the failure of Director Steven Wyse to file two Form 4s in a timely manner regarding three purchase transactions effected by his spouse aggregating 1,277 shares.

Proposals of Shareholders for Next Annual Meeting

Proposals of shareholders intended to be presented at the 2013 Annual Shareholders’ Meeting must be received at the Corporation’s offices at 307 North Defiance Street, Archbold, Ohio 43502, prior to November 19, 2012 for inclusion in the proxy statement and form of proxy. Proposals from shareholders for next year’s Annual Meeting received by the Corporation after January 30, 2013 will be considered untimely. With respect to such proposals, the Corporation will vote all shares for which it has received proxies in the interest of the Company as determined in the sole discretion of its Board of Directors. The Corporation also retains its authority to discretionarily vote proxies with respect to shareholder proposals received by the Company after November 19, 2012 but prior to January 30, 2013, unless the proposing shareholder takes the necessary steps outlined in Rule 14a-4(c)(2) under the Securities Exchange Act of 1934 to ensure the proper delivery of proxy materials related to the proposal.

Other Matters

The Board of Directors does not know of any other matters that are likely to be brought before the meeting. However, in the event that any other matters properly come before the meeting, the persons named in the enclosed proxy will vote said proxy in accordance with their judgment on such matters.

A copy of the Corporation’s Annual Report to Shareholders for the year ended December 31, 2011 is enclosed. A copy of the Corporation’s Annual Report on Form 10-K for 2011, with exhibits, as filed with the Securities and Exchange Commission (“2011 10-K”), is available to any shareholder free of charge. Shareholders desiring a copy of the 2011 10-K should address written requests to Ms. Barbara J. Britenriker, Chief Financial Officer of Farmers & Merchants Bancorp, Inc., 307 North Defiance Street, Archbold, Ohio 43502, and are asked to mark “2011 10-K Request” on the outside of the envelope containing the request.

By Order of the Board of Directors

Lydia A. Huber, Secretary

Archbold, Ohio
March 19, 2012

REVOCABLE PROXY FARMERS & MERCHANTS BANCORP, INC. Annual Meeting of Shareholders April 19, 2012 PLEASE MARK VOTES AS IN THIS EXAMPLE For With- Hold 1. Election of Directors-To elect the following thirteen (13) nominees i to the Board of Directors to serve until the Annual Meeting of Shareholders In 2013: For All Except

For Against Abstain 2. An advisory vote to approve the appointment of the independent registered public accounting firm, Plante, & Moran, PLLC. 1 I I 1 1 1 THE BOARD OF DIRECTORS RECOMMENDS A VOTE ‘‘FOR” PROPOSAL 2. This proxy Is solicited by management and, unless a choice is specified, confers authority to vole: “FOR” all nominees identified under Proposal 1; and “FOR” Proposal 2, If any other business is presented at the meeting, this proxy shall be voted in accordance with the recommendations of management. All shares represented by properly executed proxies will be voied as directed. This proxy may be revoked prior to its exercise by either written notice or personally at the meeting or by a subsequently dated proxy. Nominees: (D1) Dexter L, Benecke (06) Steven J. Planson Eugene N. Burkholder (07) Anthony J. Rupp Steven A. Everhart (08) David P. Rupp, Jr. Jack C. Johnson (09) James C. Sanehoitz Marcia S. Latta (10) Kevin J. Sauder Merie J. Short Paul S. Siebenmorgen Steven J. Wyse INSTRUCTION: To withhold authority to vote for a specific nominee(s) write his or her name(s) on the line below

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES. Please be sure to date and sign this proxy card in the box below. Co-holder (if any) sign above When shares are held by joint tenants, both must sign. Executors, administrators, trustees, etc, should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL PROXY VOTING INSTRUCTIONS Shareholders of record have three ways to vote: By Telephone (using aTouch-Tone Phone); or By internet; or By Mail. A telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and internet votes must be cast prior to 3:00 a.m., April 19, 2012. it is not necessary to return this proxy if you vote by telephone or internet.

Vote by Telephone Cali Toll-Free on a Touch-Tone Phone anytime prior to 3:00 a.m., April 19, 2012: 1-866-627-2449 Vote by Internet anytime prior to 3:00 a.m., April 19, 2012 go to: http://www,rtcoproxy.com/fmao

Please note that the last vote received, whether by telephone, internet or by mail, will be the vote counted. ON-LINE ANNUAL MEETING MATERIALS:! http://www.fm-bank.com/proxy(5755)fm2011/fm_nfo.cfm Your vote is important!

PROXY Farmers & Merchants Bancorp, Inc. ANNUAL MEETING OF SHAREHOLDERS April 19, 2012 7:00 p.m. THIS PROXY IS SOLICITED UN BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints David R Rupp, Jr., Paul S. Siebenmorgen, Dexter L. Benecke and Merle J. Short, or any one or more of them, with full power of substitution, for me and in my name, place and stead, to vote all the common stock of Farmers & Merchants Bancorp, Inc. registered in the name of the undersigned as of March 7, 2012, with all powers which the undersigned would possess if personally present at the Annual Meeting of Shareholders of Farmers & Merchants Bancorp, Inc. to be held in the Founders Hall at Sauder Village, State Route 2, Archbold, Ohio, on Thursday, April 19, 2012, at 7:00 RM., (local time), and at any adjoumments thereof, and to vote as noted below. By appointing the above named persons as proxy for me, I give them the right to vote cumulatively in the election of directors and to cast the number of votes among the nominees noted below in such proportion as they shall deem appropriate, in their sole discretion, unless I have withheld my vote for any nominee, in which case votes shall not be cast for that person. This proxy revokes all prior proxies given by the undersigned. Telephone and Internet Voting Instructions. You can vote by telephone OR Internet 24 Hours a day 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. Your vote is valid when made by phone or through the internet under the Ohio General Corporation Law applicable to the Corporation. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS INSTRUCTION CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE. (Continued, and to be marked, dated and signed, on the other side) FOLD AND DETACH HERE FARMERS & MERCHANTS BANCORP, INC. — ANNUAL MEETING, APRIL 19, 2012 YOUR VOTE IS IMPORTANT! Annual Meeting Materials are available on-line at: http://www.fm-bank.com/proxy(5755)fm2011/fm_jnfo.cfm You can vote in one of three ways: 1. Call toll free 1-866-627-2449 on a Touch-Tone Phone. There is NO CHARGE to you for this call. or 2. Via the Internet at http://www.rtcoproxy.com/fmao and follow the instructions. or 3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope. PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS 5755

PLEASE MARK VOTES REVOCABLE PROXY AS IN THIS EXAMPLE FARMERS & MERCHANTS BANCORP, INC. ANNUAL MEETING OF SHAREHOLDERS April 19, 2012, 7:00 p.m. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints David P Rupp, Jr., Paul S. Siebenmorgen, Dexter L. Benecke and Merle J. Short, or any one or more of them, with full power of substitution, for me and in my name, place and stead, to vote all the common stock of Farmers & Merchants Bancorp, Inc. registered in the name of the undersigned as of March 7, 2012, with all powers which the undersigned would possess if personally present at the Annual Meeting of Shareholders of Farmers & Merchants Bancorp, Inc. to be held in the Founders Hall at Sauder Village, Stale Route 2, Archbold, Ohio, on Thursday. April 19, 2012, at 7:00 P.M., (local time), and at any adjournments thereof, and to vote as noted below. By appointing the above named persons as proxy for me, give them the right to vote cumulatively in the election of directors and to cast the number of votes among the nominees noted below in such proportion as they shall deem appropriate, in their sole discretion, unless I have withheld my vote for any nominee, in which case votes shall not be cast for that person. This proxy revokes all prior proxies given by the undersigned. Far hale except 1. Election of Directors - To elect the following thirteen (13), nominees r’-l to the Board of Directors to serve until the Annual Meeting of Shareholders in 2013: Nominees: (01) Dexter 1. Benecke (06) Steven J. Planson (11) Merle .1. Short (02) Eugene N. Blarkholder (07) Anthony J. Rupp (12) Paul S. Siebenmorgen (03) Steven A. Everhart (08) David P. Rupp, Jr. (13) Steven J. Wyse (04) Jack C. Johnson (09) James C. Saneholta (05) Marcia S. Lalla (10) KevIn J. Sauder INSTRUCTION: To withhold authority to vote for a specific nominee(s) write his or her name(s) en the tine below THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES. For Against abstain 2. An advisory vote to approve the appointment of the independent El LEI E1 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2. This proxy is solicited by management and, unless a choice is specified, confers authority to vote: “FOR” all nominees identified under Proposal 1; “FOR” Proposal 2. If any other business Is presented at tire meeting, this proxy shall be voted in accordance with the recommendations of management. Alt shares represented by property executed proxies will be voted as directed. Please be sure to date and sign Date this proxy card in the box below. L sign above Co-holder (if any) sign above When shares are held by joint tenants, both must sign. Executors, administrators, trustees, etc. should give full title as such, If the signer is a corporation, please sign full corporate name by authorized officer. Detach above card, sign, date and mail in postage paid envelope provided, FARMERS & MERCHANTS BANCORP, INC. ARCHBOLD, OHIO This proxy may be revoked prior to ifs exercise by either written notice or personality at the meeting or by a subsequently dated proxy. PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED. 5755